UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, OCTOBER 21, 2025

9:00 A.M. EASTERN TIME

HEADQUARTERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.

1 Applied Plaza

East 36th Street and Euclid Avenue

Cleveland, Ohio, 44115

(216) 426-4000

www.applied.com

HOW TO VOTE

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote via the Internet, by phone, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

TO THE SHAREHOLDERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.:

We are pleased to invite you to our 2025 annual meeting of shareholders. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115, on Tuesday, October 21, 2025, at 9:00 a.m. Eastern Time. The meeting will be held for the following purposes:

 1.  To elect three directors.

 2.  To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the attached proxy statement.

 3.  To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2026.

VOTING FOR REGISTERED AND RETIREMENT SAVINGS PLAN HOLDERS:

By Internet Using Your Tablet or Smart Phone Scan the QR code on your proxy card to vote with your mobile device
By Phone Call 1-800-652-VOTE (8683) in the U.S. or Canada to vote
By Internet Using Your Computer Visit www.investorvote.com/AIT
By Mail Cast your ballot, sign your proxy card, and return by free post
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 21, 2025.
The Proxy Statement and 2025 Annual Report to Shareholders are available at WWW.APPLIED.COM/ACCESS-PROXY

Proxy Statement Table of Contents

PROXY STATEMENT TABLE OF CONTENTS

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

2	Proxy Statement Highlights

5	Introduction and Voting Information

8	ITEM 1: Election of Directors

14	Corporate Governance

14	Corporate Governance Documents

14	Board Matrix

15	Director Independence

15	Director Attendance at Meetings

15	Membership on Other Boards

15	Meetings of Non-Management Directors

15	Board Leadership Structure

15	Committees

17	Board’s Role in Risk Oversight

17	Sustainability Oversight

18	Communications with Board of Directors

18	Director Nominations

18	Transactions with Related Persons

20	Director Compensation

20	Compensation Review

20	Components of Compensation Program

21	Stock Ownership Guideline
21	Director Compensation Table

22	Holdings of Major Shareholders, Officers, and Directors

23	Executive Compensation

23	Compensation Discussion and Analysis

43	Summary Compensation Table

45	Grants of Plan-Based Awards Table — Fiscal Year 2025

46	Outstanding Equity Awards at Fiscal 2025 Year-End Table

48	Option Exercises and Stock Vested — Fiscal Year 2025

48	2025 Policies and Practices Related to the Grant of Certain Equity Awards

49	Nonqualified Deferred Compensation — Fiscal Year 2025

50	Potential Payments upon Termination or Change in Control

56	CEO Pay Ratio Disclosure

57	Pay Versus Performance Disclosure

62	Compensation Committee Report

62	Compensation Committee Interlocks and Insider Participation

63	ITEM 2: Advisory (Nonbinding) Vote to Approve Executive Compensation

66	ITEM 3: Vote to Ratify Appointment of Independent Auditors

67	Equity Compensation Plan Information

68	Audit Committee Report

68	Delinquent Section 16(a) Reports

68	Shareholder Proposals and Nominee Submissions for 2026 Annual Meeting

69	Householding Information

69	Other Matters

Applied Industrial Technologies 2025 Proxy Statement	1

Proxy Statement Highlights

PROXY STATEMENT HIGHLIGHTS

This proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K are being sent to shareholders beginning on or about September 10, 2025. The highlights below include information that you will find elsewhere in this proxy statement. The highlights do not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting. Information regarding the logistics of the 2025 annual meeting of shareholders (the “Annual Meeting”) begins on page 5.

Proposals and Board Recommendations

Applied’s Board of Directors (the “Board”) makes the following voting recommendations to shareholders for the Annual Meeting:

Proposal	Board’s Voting Recommendation	Page
Item 1: Election of Directors	FOR each Company Director Nominee	8
Item 2: Advisory (Nonbinding) Vote to Approve Executive Compensation	FOR	63
Item 3: Vote to Ratify Appointment of Independent Auditors	FOR	66

Company Director Nominees

Nominee	Age	Director Since	Principal Occupation	Independent
Mary Dean Hall	68	2019	Executive Vice President and Chief Financial Officer, Ingevity Corporation	Yes
Joe A. Raver	59	2017	Former President and Chief Executive Officer, Hillenbrand, Inc.	Yes
Richard J. Simoncic	62	2024	Chief Operating Officer, Microchip Technology Inc.	Yes

Additional information about the nominees and the other continuing directors can be found beginning on page 9.

2	Applied Industrial Technologies 2025 Proxy Statement

Proxy Statement Highlights

Corporate Governance Highlights

Independence

✓  The Board Chairman is an independent director.

✓  All directors are independent, except for our Chief Executive Officer.

✓  The independent directors meet regularly in private executive sessions without management.

✓  The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are each composed solely of independent directors.

Board Oversight of Risk Management

✓  The Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

✓  We have four Audit Committee financial experts serving on the Audit Committee.

Board Evaluations, Refreshment, and Composition

✓  Our Board and its key committees perform annual self-evaluations.

✓  The evaluations contribute to efforts to ensure that the Board continues to be composed of members with diverse experiences, attributes, and skills.

✓  Six directors are actively employed public company executives.

✓  Four current or former public company chief executive officers currently serve on the Board.

✓  We limit the number of other public company boards on which our directors may serve.

✓  Director tenures for directors serving after the Annual Meeting range from 1 to 20 years, and average nine years.

✓  Director ages for directors serving after the Annual Meeting range from 53 to 71 years, and average 62 years.

Stock Ownership Guidelines

✓  We expect each non-employee director to own, within five years after joining the Board, Applied shares valued at a minimum of 5x their annual retainer fees.

✓  Executive officers are expected not to dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition: 5x for the Chief Executive Officer, 3x for other executive officers.

Additional information about our corporate governance starts on page 14.

Applied Industrial Technologies 2025 Proxy Statement	3

Proxy Statement Highlights

Business Performance Highlights

Applied achieved new records in sales, net income and cash generation during its 2025 fiscal year, driven by internal growth initiatives and more significant M&A activity, as well as strong cost control and its operating model durability.

NET SALES $4.6 BILLION	CASH PROVIDED BY OPERATING ACTIVITIES $492.4 MILLION

NET INCOME $393.0 MILLION	CASH RETURNED TO SHAREHOLDERS (Dividends + Share Repurchases) $216.5 MILLION

For a detailed review of our performance, see Applied’s 2025 Annual Report on Form 10-K.

Executive Compensation Highlights

Our executive pay is targeted to be competitive with market medians for similar positions in peer distribution industry companies. Actual pay depends in large part on performance relative to goals and how our stock price performs in response.

The chart below shows the mix of targeted opportunities provided in fiscal year 2025 to our Chief Executive Officer, Neil A. Schrimsher, in the forms of base salary, annual incentive pay, and long-term incentive pay (awarded in equity-based instruments).

In line with results that were generally consistent with pre-established annual target incentive goals, the named executive officers earned annual incentive pay at an average of 106.2% of their individual target values. Fiscal year 2025 achievements under the three-year performance share programs averaged 93.6% of target shares.

For a detailed review of our executive compensation, see the Executive Compensation section of this proxy statement beginning on page 23.

Approval of the Compensation of the Named Executive Officers

Annually we provide shareholders the opportunity to approve, through a nonbinding, advisory vote, the compensation of our named executive officers as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. The proposal is described on pages 63-65.

Ratification of Appointment of Independent Auditors

Subject to shareholder ratification, the Board’s Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as independent auditors for the fiscal year ending June 30, 2026. The committee made the appointment after evaluating the firm and its performance. We seek the shareholders’ ratification of the appointment as described on page 66.

4	Applied Industrial Technologies 2025 Proxy Statement

Introduction and Voting Information

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

Q:	What is the proxy statement’s purpose?

A:

The proxy statement summarizes information you need in order to vote at our Annual Meeting of shareholders which is scheduled to be held on Tuesday, October 21, 2025, at 9:00 a.m. Eastern Time, at our headquarters, and any adjournment or postponement of the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and accompanying proxy card are being sent to shareholders beginning on or about September 10, 2025.

Q:	On what matters are shareholders voting?

A:	1. To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the proxy statement; and

3.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2026.

Q:	Who may vote and what constitutes a quorum at the meeting?

A:

Only shareholders of record at the close of business on August 25, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 37,751,071 shares of our common stock were issued and outstanding. The holders of a majority of those shares will constitute a quorum. A quorum is necessary for valid action to be taken at the meeting.

We have no class or series of shares outstanding other than our common stock.

Q:	How many votes do I have?

A:	Each shareholder is entitled to one vote per share. Cumulative voting is not available in the election of directors.

Q:	How do I vote?

A:	The answer depends on whether you hold shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

•	Shareholder of record. If your shares are registered in your name with our registrar and transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares via the Internet, by phone, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

•	Beneficial owner. If your shares are held in a brokerage account, or by a trustee or another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that person, and they were forwarded to you with a voting instructions card. As the shares’ beneficial owner, you may direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

•	Beneficial owner of shares held in Applied’s Retirement Savings Plan. If you own shares in this plan, you may provide the plan trustee with instructions on how to vote your shares via the Internet, by phone, or by mailing in your signed voting instructions card.

Applied Industrial Technologies 2025 Proxy Statement	5

Introduction and Voting Information

Votes submitted online or by phone for shares held in the Retirement Savings Plan must be received by 11:59 p.m. Eastern Time on Thursday, October 16, 2025; votes online or by phone for other shares must be received by 11:59 p.m. Eastern Time on Monday, October 20, 2025.

If you are planning on attending the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

Q:	What if I don’t indicate my voting choices?

A:

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy, your shares will be voted as the Board recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters properly brought before the meeting.

Q:	What effect do abstentions and broker non-votes have?

A:

If you hold shares in “street name,” your shares may be voted on certain matters even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.

Abstentions and broker non-votes will affect voting at the meeting as follows:

•	Item 1. Abstentions and broker non-votes will not affect the vote’s outcome because, under Ohio law, the properly nominated director candidates receiving the greatest number of votes will be elected.
•	Item 2. The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this item is required to approve, through a nonbinding advisory vote, this proposal. Abstentions will have the same effect as a vote cast against this proposal. Broker non-votes, if any, will not affect the outcome.

•	Item 3. The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this item is required to ratify the Audit Committee’s appointment of independent auditors. Abstentions will have the same effect as a vote cast against this proposal. Because this proposal is considered “routine” by the NYSE, broker-non votes are not expected to be cast on this proposal and are not expected to have any effect on the outcome.

Q:	What happens if a director candidate receives less than a majority of the votes cast?

A:

Applied has adopted a policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” than votes “for” election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, the nominee’s resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance & Sustainability Committee. Notwithstanding the resignation, the Corporate Governance & Sustainability Committee may recommend to the Board that the nominee be asked to serve as a director for the term of election and under such arrangements as are approved by the committee. If the committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the committee recommends the director be asked to serve the term notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on the recommendation.

6	Applied Industrial Technologies 2025 Proxy Statement

Introduction and Voting Information

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

Q:	What does it mean if I receive multiple sets of proxy materials?

A:	Receiving multiple sets usually means your shares are held in different names or different accounts.

Please respond to all the proxy solicitation requests to ensure your shares are voted.

Q:	May I revoke my proxy?

A:

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time via the Internet or by telephone, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Q:	Who pays the costs of soliciting proxies?

A:

Applied pays the costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Sodali & Co., at an estimated fee of $10,000 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally and by telephone, facsimile, or other electronic means.

Q:	Who counts the votes?

A:	Computershare Trust Company, N.A., will be the inspector of election and tabulate votes.

Applied Industrial Technologies 2025 Proxy Statement	7

Election of Directors

ITEM 1: ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the Annual Meeting, the shareholders will elect directors for a three-year term expiring in 2028 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Corporate Governance & Sustainability Committee have recommended, and the Board has nominated, three incumbents for election as directors: Mary Dean Hall, Joe A. Raver, and Richard J. Simoncic. The shareholders most recently elected Mary Dean Hall and Joe A. Raver at the 2022 annual meeting. Richard J. Simoncic was appointed to the Board on August 13, 2024. Their terms expire this year, and the Board renominated each of them following the Corporate Governance & Sustainability Committee’s review and evaluation of each of their respective performances. Directors serving terms expiring in 2026 and 2027 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. In this uncontested election, a withhold vote will not affect the outcome.

If a nominee becomes unavailable to serve, the proxies will have authority to vote for any other person or persons who may be properly nominated and/or to reduce the number of directors. We are not aware of an existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends you vote FOR each of the director nominees.

Background information follows about each of the nominees and continuing directors. Unless otherwise stated, the individuals have held the positions indicated for at least the last five years. We also include a summary of reasons our Board concluded that the director or nominee should serve as a director, considering our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

8	Applied Industrial Technologies 2025 Proxy Statement

Election of Directors

 Nominees for Election as Directors with Terms Expiring in 2028

Mary Dean Hall Executive Vice President and Chief Financial Officer, Ingevity Corporation Age: 68 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability

Joe A. Raver

Former President and Chief

Executive Officer,

Hillenbrand, Inc.

Age: 59

Director since: 2017

Committees:

 ● Corporate Governance &

  Sustainability

 ● Executive Organization &

  Compensation

 ● Executive

Business Experience: Ms. Hall has served as Executive Vice President and Chief Financial Officer of Ingevity Corporation (NYSE: NGVT) since April 2021. Ingevity is a manufacturer of specialty chemicals, high performance carbon materials, and engineered polymers. Before joining Ingevity, she served with Quaker Houghton (NYSE: KWR) as Senior Vice President, Chief Financial Officer and Treasurer since August 2019, and, prior to then, as Vice President, Chief Financial Officer and Treasurer beginning in 2015. Quaker Houghton is the global leader in industrial process fluids for the primary metals and metalworking markets.

Other Directorship in Previous 5 Years: Magnera Corporation (NYSE: MAGN)

Qualifications: Ms. Hall brings to Applied a well-rounded background in public company accounting and reporting, financial planning and analysis, tax, treasury, corporate development/M&A, investor relations, and enterprise risk management. In addition, her career began in the banking industry, where she developed expertise in M&A, capital markets, and financing. Ms. Hall’s skills and experience in these areas make her an important contributor to Applied’s Board.

Business Experience: Mr. Raver served as President and Chief Executive Officer of Hillenbrand, Inc. (NYSE: HI) from 2013 until retiring in December 2021. Hillenbrand is a diversified industrial company with multiple brands that serve a range of industries across the globe. The company’s industrial businesses provide compounding, extrusion, and material handling; screening and separating; and injection molding and hot runner systems, products, and services for a range of manufacturing and other industrial processes.

Other Directorship in Previous 5 Years: Hillenbrand, Inc. (until December 2021)

Qualifications: Mr. Raver brings to the Board his broad management experience as a chief executive officer and director of a NYSE-listed global manufacturing company serving industrial markets worldwide. In addition, his career includes extensive leadership and operations experience in diverse business settings.

Applied Industrial Technologies 2025 Proxy Statement	9

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2028 (continued)	Continuing Directors with Terms Expiring in 2026

Richard J. Simoncic Chief Operating Officer, Microchip Technology Inc. Age: 62 Director since: 2024 Committees: ● Audit ● Corporate Governance & Sustainability

Robert J. Pagano, Jr.

Chief Executive Officer, President,
and Chairperson of the Board,

Watts Water Technologies, Inc.

Age: 62

Director since: 2017

Committees:

 ● Audit

 ● Corporate Governance &

  Sustainability

 ● Executive Organization &

  Compensation

Business Experience: Mr. Simoncic has served as Chief Operating Officer of Microchip Technology Inc. (NASDAQ: MCHP) since April 1, 2024. Microchip is a leading provider of smart, connected and secure embedded control solutions. He served as Microchip’s Executive Vice President Analog Power and Interface Business Unit from April 2023 to April 2024; as Senior Vice President, Analog Power and Interface Business Units from February 2019 to April 2023; and as Vice President, Analog Power and Interface Business Units from September 1999 to February 2019. Mr. Simoncic holds a B.S. degree in Electrical Engineering Technology from DeVry Institute of Technology.

Qualifications: Mr. Simoncic brings to the Board his significant experience as an executive leader and chief operating officer of a control solutions technology manufacturer serving many of the same markets that Applied services. His experience in global operations, distribution and supply chain management, and manufacturing adds significant knowledge and experience to the Board. In addition, his leadership in a technology manufacturer will provide valuable knowledge to the Board as we continue to expand our Engineered Solutions segment and businesses.

Business Experience: Mr. Pagano has served as Chief Executive Officer and President of Watts Water Technologies, Inc. (NYSE: WTS) since 2014, and Chairperson of the Board since February 2022. Watts Water Technologies, Inc. is a global supplier of products and solutions that manage and conserve the flow of fluids and energy into, through, and out of buildings in the residential and commercial markets. He also served as interim Chief Financial Officer from April to July 2018. Mr. Pagano began his career with an international public accounting firm and he is a Certified Public Accountant.

Other Directorship in Previous 5 Years: Watts Water Technologies, Inc. (NYSE: WTS)

Qualifications: Mr. Pagano brings to the Board his broad management experience as a sitting chief executive officer and director of a NYSE-listed global manufacturing company. In addition, his career includes extensive leadership and operations experience, working with distributors to serve industrial markets throughout the world, as well as a strong background in finance and accounting.

10	Applied Industrial Technologies 2025 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2026 (continued)

Neil A. Schrimsher President & Chief Executive Officer, Applied Industrial Technologies, Inc. Age: 61 Director since: 2011 Committee: ● Executive

Peter C. Wallace

Former Chief Executive Officer,

Gardner Denver, Inc.

Age: 71

Director since: 2005

Chairman since: 2014

Committees:

 ● Corporate Governance &

  Sustainability

 ● Executive Organization &

  Compensation

 ● Executive

Business Experience: Mr. Schrimsher joined Applied as our Chief Executive Officer in 2011 and was also elected President in 2013. Before joining Applied, Mr. Schrimsher was Executive Vice President of Cooper Industries plc (formerly NYSE: CBE), a global electrical products manufacturer, where he led Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives.

Other Directorship in Previous 5 Years: Patterson Companies, Inc. (until April 2025), Ralliant Corporation (NYSE: RAL)

Qualifications: As the only Applied executive to serve on the Board, Mr. Schrimsher contributes a deep understanding of the Company’s businesses, markets, and competitive landscape. From his prior employment, Mr. Schrimsher brought to Applied and its Board broad leadership experience, including management of worldwide operations, distribution management, strategic planning and analysis, manufacturing, engineering, supply chain management, and sourcing.

Business Experience: Mr. Wallace most recently was Chief Executive Officer of Gardner Denver, Inc. from 2014 until retiring in 2015. Gardner Denver is a worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation, and process applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (formerly NYSE: RBN), from 2004 until it was acquired in 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide.

Other Directorships in Previous 5 Years: Curtiss-Wright Corporation (NYSE: CW), Rogers Corporation (NYSE: ROG)

Qualifications: Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Mr. Wallace’s career includes positions with global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

Applied Industrial Technologies 2025 Proxy Statement	11

Election of Directors

 Continuing Directors with Terms Expiring in 2027

Madhuri A. Andrews Executive Vice President and Chief Information Officer, MKS Inc. Age: 58 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability	Shelly M. Chadwick Vice President, Finance and Chief Financial Officer, Materion Corporation Age: 53 Director since: 2022 Committees: ● Audit ● Corporate Governance & Sustainability

Business Experience: Ms. Andrews has served as Executive Vice President and Chief Information Officer of MKS Inc. (NASDAQ: MKSI) since June 2023. MKS provides technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. Prior to MKS, Ms. Andrews served as Executive Vice President, Chief Digital and Information Officer for Jacobs (NYSE: J) from June 2019 to November 2022 and Senior Vice President, Chief Information Officer from August 2018 to June 2019. From 2015 to August 2018, she was Chief Information Officer at DynCorp International LLC, a global aviation, logistics, intelligence, and field operations service provider.

Other Directorships in Previous 5 Years: TELUS Digital (NYSE: TIXT)

Qualifications: Ms. Andrews is a business-focused technology executive with broad experience leading business and information technology transformation as well as global digital strategies for major firms across a variety of industries. She has led operational business continuity and technology-related transformation projects for organizations through acquisitions and divestitures, achieving synergies and eliminating stranded costs. Ms. Andrews also has practical experience optimizing and integrating governance, risk, and compliance (GRC) frameworks, processes, and technologies in complex regulatory and industry environments. Her skills and experience in these areas make her an important contributor to the Board.

Business Experience: Since November 2020, Ms. Chadwick has served as Vice President, Finance and Chief Financial Officer for Materion Corporation (NYSE: MTRN), a global high-tech solutions provider of performance alloys, advanced materials, and precision optics. From 2016 to November 2020, she was Vice President, Finance and Chief Accounting Officer of The Timken Company (NYSE: TKR), a world leader in manufacturing engineered bearings and power transmission products.

Qualifications: Ms. Chadwick leads her company’s accounting, tax, treasury, and financial planning functions. As CFO, she also has responsibility for Materion’s procurement and investor relations functions. She brings to our Board more than 20 years of leadership experience driving financial and operational results and transformational projects at world-class manufacturing companies.

12	Applied Industrial Technologies 2025 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2027 (continued)

Vincent K. Petrella

Former Executive Vice President, Chief Financial Officer and Treasurer, Lincoln Electric Holdings, Inc.

Age: 65

Director since: 2012

Committees:

 ● Audit

 ● Corporate Governance &

  Sustainability

 ● Executive Organization &

  Compensation

 ● Executive

Business Experience: Mr. Petrella retired from Lincoln Electric Holdings, Inc. (NASDAQ: LECO) in August 2020 as Executive Vice President. He also served as Chief Financial Officer and Treasurer from 2004 until April 2020. Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

Other Directorships in Previous 5 Years: The Gorman-Rupp Company (NYSE: GRC), Sotera Health, Inc. (NYSE: SHC)

Qualifications: As one of Lincoln Electric’s top executives, Mr. Petrella helped lead the company’s global expansion in recent decades. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, make him a key contributor to discussions about Applied’s strategy. In addition, Mr. Petrella’s finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his service as Chief Financial Officer for a multibillion-dollar public company make him a valued member of the Board and chairman of the Audit Committee.

Applied Industrial Technologies 2025 Proxy Statement	13

Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

•	Code of Business Ethics,
•	Board Governance Principles and Practices,
•	Director Independence Standards, and
•	Charters for each of the committees of the Board of Directors.

Board Matrix

The matrix below provides information regarding our directors’ knowledge, skills, experiences, and attributes. The matrix does not encompass all the knowledge, skills, experiences, or attributes of our directors, and the fact that we do not list a particular item does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to a director does not mean the director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the directors.

	M. Andrews	S. Chadwick	M. Hall	R. Pagano, Jr.	V. Petrella	J. Raver	N. Schrimsher	R. Simoncic	P. Wallace
Knowledge, Skills, and Experience
Other Public Company Board Experience	✓		✓	✓	✓	✓	✓		✓
Active Executive	✓	✓	✓	✓			✓	✓
Distribution Industry				✓	✓		✓	✓	✓
Sales / Marketing				✓		✓	✓	✓	✓
Operations / Supply Chain		✓		✓		✓	✓	✓	✓
Strategic Planning and Execution	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance / Accounting		✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance / Compliance	✓			✓	✓	✓	✓		✓
Human Resources / Executive Compensation				✓	✓	✓	✓		✓
Technology	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Demographics
Gender
Female	✓	✓	✓
Male				✓	✓	✓	✓	✓	✓
Race / Ethnicity
Asian / Pacific Islander	✓
Caucasian / White		✓	✓	✓	✓	✓	✓	✓	✓
Board Tenure
Years	6	3	6	8	13	8	14	1	20

14	Applied Industrial Technologies 2025 Proxy Statement

Corporate Governance

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for independence. In addition to having to satisfy stated minimum requirements, no director qualifies as independent unless the Board affirmatively determines the director has no material relationship with Applied. In assessing the materiality of a relationship, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all directors other than Mr. Schrimsher, our President & Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2025, the Board held six meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served.

Applied expects directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Membership on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and to avoid actual or potential conflicts of interest that may arise from serving on other boards of directors. To that end, the Board has adopted a policy that a director who is not a named executive officer of a public company may serve as a director on up to four boards of public companies, including Applied. For directors who are also serving as a named executive officer of a public company, the maximum number of public company boards on which the director may serve is two.

Meetings of Non-Management Directors

At the Board’s regular meetings, the non-management directors meet in executive sessions without management. Mr. Wallace, the Board’s independent Chairman, calls and presides at the sessions. On the independent directors’ behalf, the Chairman provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance & Sustainability Committee.

Board Leadership Structure

The Board periodically evaluates its leadership structure under circumstances existing at the time. The Board has long maintained separate positions of Chairman and Chief Executive Officer (“CEO”) and elected an independent director to serve as Chairman. Mr. Wallace currently serves as Chairman.

The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and Applied’s overall corporate governance. The Board also believes the separation of the roles allows the CEO to focus his efforts on operating and managing the Company.

Committees

The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under federal securities laws.

Applied Industrial Technologies 2025 Proxy Statement	15

Corporate Governance

The committee members’ names and number of meetings held in fiscal year 2025 follow:

Audit Committee Four Meetings	Corporate Governance & Sustainability Committee Four Meetings	Executive Organization & Compensation Committee Five Meetings
Vincent K. Petrella, Chair Madhuri A. Andrews Shelly M. Chadwick Mary Dean Hall Robert J. Pagano, Jr. Richard J. Simoncic	Peter C. Wallace, Chair Madhuri A. Andrews Shelly M. Chadwick Mary Dean Hall Robert J. Pagano, Jr. Vincent K. Petrella Joe A. Raver Richard J. Simoncic	Joe A. Raver, Chair Robert J. Pagano, Jr. Vincent K. Petrella Peter C. Wallace

We describe the committees below. Their charters, available via hyperlink from the investor relations area of Applied’s website, contain descriptions that are more detailed. The Board also has a standing Executive Committee which, during intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the CEO, and the committee chairs, met once in fiscal year 2025.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. Each year, the committee appoints, determines the compensation of, evaluates, and oversees the independent auditor’s work, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Shelly M. Chadwick, Mary Dean Hall, Robert J. Pagano, Jr., and Vincent K. Petrella are “audit committee financial experts,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 68 of this proxy statement.

Corporate Governance & Sustainability Committee. The Corporate Governance & Sustainability Committee assists the Board by reviewing and evaluating potential director nominees, Board and CEO performance, Board governance, director compensation, compliance with laws, public policy matters, sustainability subjects, and other issues. The committee also administers long-term incentive awards to directors under the 2023 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2023 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC (“Pay Governance”) serves as the committee’s independent executive compensation consultant.

In approving executive officers’ compensation and benefits, the committee bases its decisions on a number of considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information; recommendations provided by the independent consultant; and recommendations from Applied’s CEO as to the other executive officers’ compensation and benefits.

16	Applied Industrial Technologies 2025 Proxy Statement

Corporate Governance

For more information on the committee, please read, beginning on page 23, the “Compensation Discussion and Analysis” portion of this proxy statement

Board’s Role in Risk Oversight

Risk is inherent in every enterprise and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors Applied’s risk management process. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed. Our management, with oversight from our Board, performs an annual enterprise-wide risk assessment to identify key existing and emerging risks. Part of this annual assessment includes establishing the level of Board review and oversight key risks will receive.

The Board believes that robust communication with management is essential for effective risk management oversight. Senior management attends quarterly Board meetings and responds to directors’ questions or concerns about risk management and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the Company’s strategies, challenges, risks, and opportunities. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

In addition, the Board devotes time and attention to cybersecurity and information management risks. Applied’s Vice President – Information Technology presents regularly (three times during the 2025 fiscal year) to the Board on cybersecurity matters and related risk exposures. These reports include the results of the Company’s continuous security awareness training, as well as its adherence to the ISO27001:2022 framework. The Board is also updated as needed on cybersecurity threats, incidents, and new developments in our cybersecurity risk profile.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions to the extent the full Board was not in attendance during the committee’s meeting.

•	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

•

The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and retention and arising from our executive compensation policies and programs.

•

The Corporate Governance & Sustainability Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture, ethical compliance, and other sustainability and social subjects.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee.

Sustainability Oversight

As noted above, the Corporate Governance & Sustainability Committee has been charged with assisting the Board in managing risks associated with sustainability subjects. As part of their oversight, the Corporate Governance & Sustainability Committee receives updates at each regularly scheduled committee meeting on Applied’s activities and strategy, and the full Board receives an update annually. The Corporate Governance & Sustainability Committee is currently comprised of all of the Board’s independent directors.

Applied Industrial Technologies 2025 Proxy Statement	17

Corporate Governance

Applied also voluntarily discloses key sustainability matters and metrics both on its website and in its annual Sustainability Report. The most recent Sustainability Report is available on its website at www.applied.com/sustainability. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Communications with Board of Directors

Shareholders and other interested parties may communicate with the Board, any of the Board’s committees, or an individual director by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115 and marked to the attention of the Board, any of its committees, or an individual director. The Board has instructed Applied’s Secretary to review the communications and to exercise judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications. The Secretary delivers summary reports on the nature of all the communications to the Audit Committee and the Corporate Governance & Sustainability Committee.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance & Sustainability Committee first considers Applied’s developing needs and desired characteristics of a new director, as determined from time to time by the committee. The committee then considers candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; other personal characteristics; and overall experience in the context of the Board’s needs. From time to time, the committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees.

The committee will also consider qualified director candidates recommended by shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, other personal characteristics, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance & Sustainability Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to a proposed transaction in which (1) Applied is a participant, (2) a director, executive officer or significant shareholder, or an immediate family member of such a person, has a direct or indirect material interest, and (3) the aggregate amount involved exceeds $50,000 in a fiscal year or is otherwise material to the related person. The policy provides that the Corporate Governance & Sustainability Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in discussion or approval of a transaction for which the director is a related person.

18	Applied Industrial Technologies 2025 Proxy Statement

Corporate Governance

Warren E. Hoffner, our Vice President, General Manager – Fluid Power & Flow Control, is an executive officer. Mr. Hoffner joined the Company in 1996 when we acquired a distribution business owned by him and his father. Two related party lease arrangements have survived from the acquisition and been renewed from time to time: (1) we lease a building from a company owned 50% by Mr. Hoffner’s family at a current rental rate of $167,995 per year, with a term expiring in 2026; and (2) we lease a second building from Mr. Hoffner’s family at a current rental rate of $138,881 per year, also with a term expiring in 2026. Applied management, using a third-party broker, negotiates the rental rates and other lease terms and we consider them market competitive. Following a review, the Corporate Governance & Sustainability Committee ratified the lease transactions.

Applied Industrial Technologies 2025 Proxy Statement	19

Director Compensation

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Schrimsher, our President & Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance & Sustainability Committee reviews director compensation annually. The committee seeks to provide competitive compensation to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board.

The committee bases its recommendations on a number of considerations including market data on director compensation, as reported in other companies’ SEC filings (including those companies in the peer group used for executive pay benchmarking), advice from outside experts, and the committee’s own reasoned judgment. In general, the committee targets median director compensation levels and mix for comparably sized companies in similar industries, also considering the time commitments required of directors. A majority of the directors must approve a change.

Management assists the committee by preparing analyses at its request but does not play a role in determining or recommending the amount or form of director compensation.

The 2023 Long-Term Performance Plan limits director compensation (cash and equity) to $750,000 per year per director, consistent with evolving best practices.

Components of Compensation Program

The director compensation program’s primary components are as follows:

Cash Retainers.

Position	Annualized Retainers ($) (1)
Each Non-Employee Director	105,000
Board Chairman	Additional 80,000
Audit Committee Chair	Additional 25,000
Corporate Governance & Sustainability Committee Chair	None (2)
Executive Org. & Comp. Committee Chair	Additional 17,500

(1)	Retainers are earned on a quarterly basis. Applied does not pay fees for attending board or committee meetings.

(2)

The Board discontinued the Corporate Governance & Sustainability Committee chair retainer in 2019 when the committee roster was reconstituted to include all the independent directors, with Mr. Wallace, the Board Chairman, serving as committee chair.

Long-Term Incentives. Annually, the Corporate Governance & Sustainability Committee considers long-term incentive awards to directors. In recent years, the awards have been in the form of restricted shares of Applied stock. The shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

To mitigate the impact of short-term stock price volatility, the method for determining the shares’ targeted value uses an average closing share price for 90 trading days prior to the date of grant, similar to the approach used in determining equity awards for Applied’s executives.

20	Applied Industrial Technologies 2025 Proxy Statement

Director Compensation

In January 2025, the committee awarded each director 562 restricted shares under the 2023 Long-Term Performance Plan, with a value, based on the average closing share price for 90 trading days prior to the grant date, of $138,000. In addition, after considering the Board Chairman’s extra responsibilities, the committee awarded Mr. Wallace an additional 122 shares, with a value based on the average closing share price for 90 trading days prior to the grant date, of $30,000.

Other Benefits. Applied reimburses directors for travel expenses for attending meetings, as well as for attending director education seminars and conferences. The directors also participate in our travel accident insurance plan. Contributory health care coverage is available to directors who joined the Board before 2011; Mr. Wallace is the sole qualifying director and participant in fiscal year 2025. We believe these practices generally are consistent with those of other companies and are relatively modest in their cost to Applied.

Stock Ownership Guideline

Applied expects each non-employee director to own, within five years after joining the Board, Applied shares (not including unexercised stock options) valued at a minimum of five times the annual retainer fees, or $525,000. The Board believes this ownership guideline is consistent with the practices of peers and other companies and is good governance practice. Directors may hold the shares directly or indirectly.

On June 30, 2025, each director owned shares valued in excess of the $525,000 guideline, except for Mr. Simoncic, who joined the Board in August 2024.

The average non-employee director share ownership value on June 30, 2025, was twenty-six times the annual retainer fees.

Director Compensation — Fiscal Year 2025

The following table shows information about non-employee director compensation in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)		Total ($)
Madhuri A. Andrews	105,000	138,000	0	0		243,000
Shelly M. Chadwick	105,000	138,000	0	0		243,000
Mary Dean Hall	105,000	138,000	0	0		243,000
Robert J. Pagano, Jr.	105,000	138,000	0	0		243,000
Vincent K. Petrella	130,000	138,000	0	0		268,000
Joe A. Raver	122,500	138,000	0	0		260,500
Richard J. Simoncic	105,000	138,000	0	0		243,000
Peter C. Wallace	185,000	168,000	0	4,500	(2)	357,500

(1)

During the fiscal year ended June 30, 2025, each non-employee director was granted 562 restricted shares which vest in January 2026; in addition, Mr. Wallace was granted an additional 122 shares which vest in January 2026. Restricted stock awards provide for the accrual of dividends and payment at vesting. Directors hold voting rights for the shares. The amounts in the table represent the awards’ grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)	Reflects the value of health care benefits, as discussed above under “Other Benefits.”

Applied Industrial Technologies 2025 Proxy Statement	21

Beneficial Ownership

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS, AND DIRECTORS

The following table shows beneficial ownership of Applied common stock, on August 25, 2025, by (i) persons believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the active executive officers named in the Summary Compensation Table on page 43, and (iv) all directors, nominees, and executive officers (on August 25, 2025) as a group.

Name of Beneficial Owner	Shares Beneficially Owned on August 25, 2025 (1)		Percent of Class (%) (2)
BlackRock, Inc. 50 Hudson Yards, New York NY 10001	3,275,991	(3)	8.7
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern PA 19355	4,494,260	(4)	11.9
Madhuri A. Andrews	8,224		*
Shelly M. Chadwick	3,084		*
Mary Dean Hall	4,024		*
Warren E. Hoffner	57,050		*
Kurt W. Loring	51,606		*
Robert J. Pagano, Jr.	11,584		*
Vincent K. Petrella	21,122		*
Joe A. Raver	13,099		*
Neil A. Schrimsher	259,461		0.7%
Richard J. Simoncic	918		*
Jason W. Vasquez	35,721		*
Peter C. Wallace	31,728		*
David K. Wells	99,116		0.3%
All Directors, Nominees, and Executive Officers as a Group (14 Individuals)	599,038	(5)	1.6

(1)

We determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and active named executive officers’ totals include shares that could be acquired by exercising vested stock options and stock-settled stock appreciation rights (“SARs”): Mr. Hoffner - 5,024; Mr. Loring – 37,881; Mr. Schrimsher – 150,070; Mr. Vasquez – 21,665; and Mr. Wells – 74,285. No additional equity vests within 60 days after August 25, 2025. Mr. Wallace’s total also includes 3,237 shares held in a nonqualified deferred compensation plan account for which he has voting, but not dispositive power. Each non-employee director’s total also includes 562 restricted shares (684 for Mr. Wallace), for which the director has voting but not dispositive power. The executive officers’ totals do not include unvested restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%. 37,751,071 shares of Applied common stock were outstanding on August 25, 2025.

(3)

Blackrock, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Schedule 13G/A filed with the SEC on July 17, 2025, indicating that it had sole voting power for 3,164,590 shares and no voting power for the remaining shares.

(4)

The Vanguard Group, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13G/A filed with the SEC on November 12, 2024, indicating it had shared voting power over 70,735 shares, with no voting power over the remainder, and shared dispositive power over 113,647 shares.

(5)

Includes 291,226 shares that could be acquired by the individuals by exercising vested stock options and SARs, including those totals set forth in footnote (1) above. No additional equity vests within 60 days after August 25, 2025. In determining ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator.

22	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section (“CD&A”) provides details about the compensation program for Applied’s executive officers. It describes the Company’s compensation philosophy and objectives, roles, and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2025.

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 43 and the additional tables and narrative disclosure that follow it.

As required by SEC rules, the proxy statement includes disclosures regarding the compensation of the following executive officers (the “named executive officers” or “NEOs”):

Name	Position
Neil A. Schrimsher	President & Chief Executive Officer (“CEO”)
David K. Wells	Vice President – Chief Financial Officer & Treasurer (“CFO”)
Warren E. Hoffner	Vice President, General Manager – Fluid Power & Flow Control
Kurt W. Loring	Vice President – Chief Human Resources Officer
Jason W. Vasquez	Vice President – Sales & Marketing, U.S. Service Centers

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ended on June 30.

2025 Compensation Program Highlights

The Board’s Executive Organization & Compensation Committee (the “Committee”) seeks to align overall compensation with performance to maximize Applied’s long-term shareholder return. With this objective, and after considering competitive market data and subjective factors (including “say on pay” vote results), the Committee maintained the compensation program similar to prior years, taking the following actions in 2025 relative to the primary pay elements:

Base Salary and Target Annual Incentive Pay

•

Amid the economic challenges and market headwinds that resulted from the persistent higher interest rates and uncertainty with the Federal elections at the beginning of Applied’s fiscal year, the Committee temporarily reduced the base salary of each NEO, except for Mr. Vasquez who remained at the fiscal 2024 level, for the first six months of fiscal year 2025.

•

For the remainder of fiscal year 2025, the Committee maintained each NEO’s base salary consistent with fiscal year 2024 levels, except for Mr. Vasquez, who received a 10.4% increase on an annualized basis after adjusting for performance.

•	The Committee maintained each NEO’s annual incentive target compensation as a percentage of salary at the same levels as in previous years.

Applied Industrial Technologies 2025 Proxy Statement	23

Executive Compensation

Long-Term Incentives

•

Emphasizing performance in Applied’s incentive plans, the Committee awarded approximately 50% (55% for Mr. Schrimsher) of each NEO’s targeted long-term incentive value in performance shares, tied to key company metrics. NEO’s target long-term incentive opportunities, types of awards made, and metrics used for long-term performance awards all remained unchanged from the previous year.

•

Stock-settled stock appreciation rights (“SARs”) and restricted stock units (“RSUs”), equally weighted, made up the remainder of the targeted long-term incentive value, and the weighting of these grants as a percentage of the total long-term incentive opportunity were also unchanged from the prior year. Accordingly, all long-term incentives were equity-based.

•

After considering market data and subjective factors, the Committee approved adjustments to annual long-term incentive target values for most NEOs, with Mr. Schrimsher earning a 14.3% increase based on the difference in his target pay opportunities relative to the median of CEOs in our peer group and the Board’s satisfactory review of his performance.

The actions maintained the NEOs’ total targeted compensation at levels reasonably approximating market medians among peer distribution industry companies, consistent with the Committee’s pay philosophy.

Applied achieved new records in sales, net income and cash generation during its 2025 fiscal year, driven by internal growth initiatives and more significant M&A activity, as well as strong cost control and its operating model durability.

	2025	2025 Adjusted (1)	2025 Goal	2024
Sales	$4.6 billion	—	—	$4.5 billion
Net Income	$393.0 million	$389.8 million	$385.4 million	$385.8 million
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) (2)	$562.1 million	$550.9 million	$560.4 million	$553.3 million
Average Working Capital as a Percentage of Sales (3)	26.1%	25.6%	25.9%	25.9%
Return on Assets (“ROA”) (4)	13.0%	13.6%	13.0%	13.6%

(1)	Following a review, the Committee excluded from the achievement calculations under the NEOs’ incentive programs the results of, and acquisition costs related to, Hydradyne.

(2)	EBITDA is calculated, for purposes of the NEOs’ performance share programs, by adding net income, interest expense, income taxes, depreciation, and intangibles amortization.

(3)

Average working capital as a percentage of sales is calculated, for purposes of the 2025 Management Incentive Plan, by taking the arithmetic average for the fiscal year’s four quarters of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

(4)	ROA is calculated, for purposes of the performance share programs, by dividing the adjusted annual net income by average monthly assets for the year.

In addition, the Company returned $216.5 million of cash to shareholders through dividends and share repurchases during the fiscal year.

Net income and average working capital as a percentage of sales, each adjusted as described above, both exceeded the 2025 goals. The NEOs earned annual incentive pay for 2025 at an average of 106.2% of their individual target values.

24	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

Shares earned or “banked” for 2025 under the performance share programs, described in detail on pages 37-39, are shown below:

Performance Shares Program	Banked Award as % of 2024 Target Shares
2025-2027	101.4%
2024-2026	70.2%
2023-2025	109.2%

2025 achievements under the three-year performance share programs averaged 93.6% of target shares. The average payout for the full three-year period of the completed 2023-2025 program was 140% of target.

We believe that our compensation decisions, as described in this CD&A, reflect a balanced and responsible pay approach. We also value shareholder opinion and, in performing its duties, the Committee considers the outcome of the annual advisory vote to approve the NEOs’ compensation. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on specific compensation items. We are pleased to have earned the shareholders’ affirmation last year, with 96% of the shares cast voting in favor; as a result, the Committee made no material changes to the program.

Applied Industrial Technologies 2025 Proxy Statement	25

Executive Compensation

Compensation Practices Highlights

We regularly review evolving best practices in executive compensation. Below are some of the more significant best practices we have adopted and practices we avoid:

What We Do	What We Don’t Do

   Pay for performance: in 2025, an average of 69% of the targeted primary compensation for the NEOs (84% for our CEO) was tied to performance.

   Committee members meet independence requirements under SEC rules and NYSE listing standards.

   The Committee uses an independent compensation consultant.

   Balanced approach to compensation, combining fixed and variable, short-term and long-term, cash and equity, and performance and time-based shares.

   Pay philosophy targets market median compensation among peer distribution industry companies.

   The Committee sets reasonably demanding incentive plan goals that are regularly reviewed for difficulty and analyzes the alignment of our pay program outcomes with our financial results.

   Diverse incentive goals without steep payout cliffs. Equity award vesting periods encourage consistent behavior and reward long-term, sustained performance.

   Change in control agreements and equity plan include “double trigger” provisions for cash payment and equity vesting.

   Limited perquisites and other benefits.

   Significant stock ownership guidelines for executive officers and directors, with requirement of holding net shares from equity awards until guideline is met.

   Provisions in plans and award terms to claw back compensation under defined circumstances, including financial statement restatements.

   No payment of dividend equivalents on performance shares, or on restricted stock units granted under the 2023 Long-Term Performance Plan, until earned.

   No granting of stock options or SARs with an exercise price less than fair market value at grant.

   No repricing or replacing of underwater stock options or SARs.

   No duplication of metrics in the goals for our short and long-term incentive plans.

   No equity awards granted with vesting periods shorter than one year.

   No hedging, pledging, or short sales of Applied stock are permitted.

   No payment of guaranteed, above-market, or preferential interest or earnings on deferred compensation.

   Change in control agreements only with three NEOs.

   No excise tax gross-up provisions in change in control agreements.

   No defined benefit pension plan for current officers.

   Annual compensation risk assessment conducted to ensure compensation designs do not encourage excessive risk-taking.

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Compensation Philosophy and Objectives

The Committee’s primary goal in compensating Applied’s executive officers is maximizing long-term shareholder return. In pursuing this goal, the Committee seeks to design and to maintain a program that will accomplish the following:

•	Attract and retain qualified and motivated executives by providing compensation that, at target performance, is competitive with a peer group of distribution industry companies,

•	Incentivize executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies, and

•	Reward executives for results they influence that contribute to long-term shareholder value.

Applied is an industrial distributor in mature markets, with many companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to success. For this reason, while the Committee aims to design the executive compensation program to support the successful execution of our strategy, the Committee also examines our program’s competitiveness with other distributors’ programs. In addition, the Committee considers trends and practices outside the industry to understand best practices and their potential implications for Applied.

The Committee believes it is important for executives to focus on both short-term and long-term performance to maximize shareholder return. Accordingly, Applied’s annual and long-term incentive plans are designed to further enhance the alignment between our executives’ interests and those of our shareholders.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed solely of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

•	Evaluating Applied’s executive compensation by reviewing market data, which includes data from a peer group that is comprised of distribution companies,

•	Setting compensation components and levels for the CEO and the other executive officers,

•	Overseeing Applied’s executive compensation and benefit plans, including approving incentive awards,

•	Approving incentive plan goals that use performance metrics and evaluating performance to determine whether goals were achieved, and

•

Reviewing compensation risk assessment to determine (1) whether Applied’s compensation plans, arrangements, policies, and practices are reasonably likely to promote excessive risk-taking behavior, and (2) the effectiveness of policies, practices, or other circumstances that mitigate such behavior.

The Committee routinely receives tally sheets displaying updated data with respect to material components of each executive’s compensation and benefits, together with share retention analyses. These help the Committee make decisions with respect to each element of compensation in the context of total compensation.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

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Executive Compensation

Independent Compensation Consultant. Pay Governance serves as the Committee’s independent compensation consultant, assisting the Committee with the following:

•	Establishing the executive compensation program’s components,

•	Identifying and reviewing peer group companies,

•	Analyzing the program’s competitiveness as well as alignment with the Company’s performance, especially shareholders’ annual & long-term returns,

•	Setting executive officers’ annual target compensation levels, both overall and by pay component, and

•	Updating the Committee on market trends, best practices, and regulatory changes affecting Applied’s executive compensation program.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings, participates in meetings, and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee, as well as to understand how the program supports the Company’s strategic plans and needs. The firm submits its invoices to the Committee chair for approval and payment by Applied.

Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. Following a review of existing facts and circumstances, including factors specified in the NYSE listing standards, the Committee concluded that Pay Governance and its representative are independent from Applied’s management and directors.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our CEO reports on the other executive officers’ individual performance and offers recommendations regarding their pay, but does not play a role in discussions concerning his own compensation. The Committee sets the executive officers’ pay in executive session without management present.

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

•	Base salary,

•	Annual incentive pay,

•	Long-term incentives,

•	Qualified, nonqualified, and welfare plan benefits, and

•	Change in control and termination benefits.

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Base salary, annual incentive pay, and long-term incentives are the primary components and are summarized below.

Component		Description	Rationale

Base Salary		Fixed compensation paid in cash for service during year	To provide base amount of market competitive pay that reflects their skills and relevant experiences

Annual Incentive Pay: Management Incentive Plan		Variable compensation paid annually in cash based on performance relative to annual company goals as well as individual performance	To motivate and reward executives with respect to fiscal year company and individual performance

Long-Term Incentives	Performance Shares (55% weighting for CEO, 50% for other NEOs)	Shares earned based on achievement of company goals over a three-year period	To promote • Achievement of longer-term company goals • Stock price appreciation through use of stock-based and stock-settled instruments • Executive retention through service-based vesting
	Stock Appreciation Rights (SARs) (22.5% weighting for CEO, 25% for other NEOs)	Stock-settled awards that provide realizable compensation only to the extent our stock price appreciates
	Restricted Stock Units (RSUs) (22.5% weighting for CEO, 25% for other NEOs)	Shares earned after three years of continued service

The Committee sets base salaries to be competitive with market median salaries for individuals holding similar positions in peer distribution industry companies. Target annual and long-term incentives aim to reflect market median practices of peers in order to deliver total target compensation competitive with the market medians. Actual incentive pay depends in large part on how Applied performs relative to its goals and how its stock price performs in response. As a result, realized compensation from annual and long-term incentives can vary significantly based on the Company’s operating and stock price performance.

Applied’s compensation practices reflect a pay-for-performance philosophy. Most of the NEOs’ compensation is “at risk” and tied to company-wide and individual performance. Moreover, incentive pay generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes programs leading to equity ownership help align executives’ interests with shareholders’ interests. However, the long-term incentive program is structured to avoid excessive dilution, with annual share utilization approximating 1% of shares outstanding. The Committee periodically reviews share utilization in relation to market practices in an effort to ensure Applied’s equity plan is not unduly diluting shareholders’ interests.

The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of base salary), and long-term incentive target compensation independently from the other primary components of compensation. Nevertheless, the Committee also reviews data regarding total target cash compensation (salary plus annual incentive target compensation) and total target compensation

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Executive Compensation

(salary plus annual incentive target compensation plus long-term incentive target compensation) and considers the information contextually, with the Company’s pay philosophy and desired pay position, when evaluating each component.

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is competitive with market median practices.

The charts below show the percentage allocation of opportunities provided in 2025 to Mr. Schrimsher and the other NEOs in the forms of base salary, annual incentive target opportunity, and long-term incentive target opportunity (awarded in equity-based instruments).

2025 TARGET COMPENSATION MIX

Mr. Schrimsher, our CEO, earns higher pay than the other officers, reflecting his role in establishing and achieving the Company’s strategic goals, as well as market practices. His overall compensation is weighted, however, more toward incentive pay, particularly long-term incentives. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among companies in the peer group described below.

Competitive Pay Review for Fiscal Year 2025. To help evaluate Applied’s executive compensation, the Committee creates a peer group of distribution companies, primarily industrial distributors. Distributor comparisons provide the Committee with insight into executive pay and benefits at companies in similar market environments. Pay Governance then prepares a competitive review and assessment, analyzing the competitiveness of target compensation for Applied’s executive positions relative to comparable peer group data.

For fiscal year 2025, with assistance from Pay Governance, the Committee selected 18 distribution companies (the “Peer Group”) with annual sales ranging from $2.2 billion to $10.3 billion, and median sales of $5.5 billion, as compared with Applied’s sales of $4.5 billion for the same comparison period. In addition to annual sales levels, the Committee also considered market capitalization, invested capital, number of employees and asset size when establishing the Peer Group. Each Peer Group company disclosed compensation for its top officers in SEC filings.

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Management did not participate in selecting the companies. The Peer Group included the companies in the table below, all of which had also been in the fiscal year 2024 peer group (two companies in the fiscal year 2024 peer group were removed, Univar Solutions Inc. was acquired and taken private and Avient Corporation sold its distribution business):

Fiscal Year 2025 Peer Group
AAR Corp.	GMS Inc.	Pool Corporation
APi Group Corporation	MRC Global Inc.	Rush Enterprises, Inc.
Beacon Roofing Supply, Inc.	MSC Industrial Direct Co., Inc.	ScanSource, Inc.
BlueLinx Holdings Inc.	NOW Inc.	SiteOne Landscape Supply, Inc.
Boise Cascade Company	Owens & Minor, Inc.	UniFirst Corporation
Fastenal Company	Patterson Companies, Inc.	Watsco, Inc.

Pay Governance then prepared a compensation review and assessment, analyzing the competitiveness of target compensation relative to comparable Peer Group data.

The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Pay Governance presented other pay data from several broad industrial company surveys. The Committee requested this supplemental data to help confirm the Peer Group data’s reliability.

Pay Governance analyzed base salary, annual incentive target compensation as a percentage of base salary, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

The study also compared Applied’s performance in each of the past five years with the Peer Group companies’ performance, considering metrics such as sales growth, EBITDA growth, cash flow growth, EBITDA margin, cash flow margin, net income margin, ROA, and total shareholder return. The comparisons assist the Committee in examining how Applied’s executive pay aligns with company performance relative to peers.

Using Pay Governance’s study, the Committee evaluated each primary compensation component. In most years, including fiscal year 2025, the Committee seeks to compensate executives near the market median if Applied’s performance targets are achieved. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

However, market medians and ranges only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

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Executive Compensation

Detailed Review of Compensation Components

Base Salary. The Committee observes a general policy that base salaries for executive officers who have held their positions for at least three years and are meeting performance expectations should approximate the market median for comparable positions. As with all pay components, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills and other considerations such as those mentioned above.

In fiscal year 2025, after considering the Peer Group data, as well as the economic challenges and market headwinds that resulted from the persistent higher interest rates and uncertainty with the Federal elections at the beginning of Applied’s fiscal year, the Committee temporarily reduced the base salary of each NEO, except Mr. Vasquez who remained at the fiscal 2024 level, for the first six months of fiscal year 2025. For the remainder of fiscal year 2025, the Committee maintained each NEO’s base salary consistent with fiscal year 2024 levels, except for Mr. Vasquez, who earned a 10.4% raise on an annualized basis.

The Committee’s actions reflected a discipline of managing base salaries within the framework of Applied’s pay philosophy and competitive data, while considering near-term economic challenges impacting Applied.

Annual Incentive Pay. With the annual Management Incentive Plan, the Committee seeks to reward executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total cash compensation near the market median when Applied meets its goals, and to pay above (or below) the median when Applied exceeds (or falls short of) its goals.

The Committee assigns an annual incentive target, expressed as a percentage of the fiscal year 2025 annualized base salary (without taking into account the reductions in base salaries for the first six months of the 2025 fiscal year), to each executive officer. For fiscal year 2025, the Committee maintained the percentages at the same levels as in previous years as they continued to reflect competitive norms and were capable of producing median total cash compensation when target performance expectations were achieved. The fiscal year 2025 targets follow:

Name	Base Salary ($)	Incentive Target (%)	Target Award Value ($)
N. Schrimsher	990,000	110	1,089,000
D. Wells	505,000	70	353,500
W. Hoffner	427,500	60	256,500
K. Loring	407,000	55	223,850
J. Vasquez	425,000	60	255,000

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee develops objective goals and targets for the Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and attendant risks.

In fiscal year 2025, the Committee established goals based on company-wide measures that it considers key contributors to shareholder value creation:

•	Net Income – bottom-line profitability; and

•	Average Working Capital as a Percentage of Sales – a measure of operating working capital management efficiency.

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Average working capital as a percentage of sales is calculated, for purposes of the 2025 Management Incentive Plan, by taking the arithmetic average, for the four quarters of the fiscal year, of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

Sixty percent (60%) of each executive officer’s Management Incentive Plan payout was determined based on the level of achievement of net income and twenty percent (20%) was determined based on the level of achievement of average working capital as a percentage of sales, with the remainder determined by the executive officer’s individual performance. The Committee sets goals for the performance measures that it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values.

Target and maximum incentive objectives for fiscal year 2025 are shown in the table below:

Net Income (weighted 60%)	Under $327.6 million	$327.6 million	$385.4 million	$462.5 million
% of Prorated Portion of Target Award	0%	50%	100%	200%

Average Working Capital as a Percentage of Sales (weighted 20%)	Over 28.5%	28.5%	25.9%	23.3%
% of Prorated Portion of Target Award	0%	50%	100%	200%

The payouts for these components could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range, consistent with prior years, after considering Pay Governance’s guidance on market practices. Payouts for each performance measure are prorated on a straight-line basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

The Management Incentive Plan terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred.

As a result of Applied’s fiscal year 2025 performance, as adjusted, the Management Incentive Plan payouts for the net income and average working capital as a percentage of sales components were as follows:

Goal	Fiscal Year 2025 Achievement	Payout as % of Prorated Portion of Target Award
Net Income (weighted 60%)	$389.8 million (1)	105.8%
Average Working Capital as a Percentage of Sales (weighted 20%)	25.6%	111.5%

(1)	Achieved net income amount is an adjusted amount, adjusting to exclude the results of, and acquisition costs related to, Hydradyne.

The remaining twenty percent (20%) of each executive officer’s plan opportunity was tied to the Committee’s subjective evaluation of individual performance, considering performance relative to strategic objectives, including operational, financial, safety, sustainability and social matters.

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After evaluating individual performance, with Mr. Schrimsher reporting on the other officers’ performance, the Committee approved the following payouts for this final component: Mr. Schrimsher, $239,580; Mr. Wells, $70,700; Mr. Hoffner, $51,300; Mr. Loring, $44,770; and Mr. Vasquez, $51,000.

Shown below are the NEOs’ total 2025 Management Incentive Plan payouts:

Name	Annual Incentive Payout ($)
N. Schrimsher	1,173,724
D. Wells	373,932
W. Hoffner	271,326
K. Loring	236,789
J. Vasquez	269,739

The average NEO payout, as a percentage of the target awards, for NEOs was 106.2%

Considering company financial performance goals only, Management Incentive Plan achievements for the most recent five years, as a percentage of targeted achievement, were as follows:

Fiscal Year	Achievement of Company Goals (Combined %)
2025	107.2
2024	99.9
2023	167.9
2022	180.0
2021	200.0

Long-Term Incentives. Early in the year, the Committee made long-term incentive awards to the executive officers under the 2023 Long-Term Performance Plan.

The plan rewards executives for achieving long-term goals and authorizes incentive awards in a variety of forms. The Committee makes awards annually, after reviewing the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company goals, and retention. The Committee intends to pay total long-term compensation near the market median when Applied meets its goals and above when Applied exceeds its goals. If goals are not achieved, then long-term compensation should fall below the market median.

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After considering Pay Governance’s study, as well as the subjective factors identified above, the Committee approved adjustments to annual long-term incentive target values for each of the NEOs, with Mr. Schrimsher earning an increase of 14.3%, based on the difference in his target pay opportunities relative to the median of CEOs in our peer group and the Board’s satisfactory review of his performance. Emphasizing operating performance, the Committee awarded long-term incentives using three vehicles, all stock-settled, in the approximate weightings shown below.

FISCAL YEAR 2025 LONG-TERM INCENTIVE AWARDS

The Committee believes these combinations appropriately balance the vehicles’ distinct purposes, with Mr. Schrimsher’s weighting, as befits his broad responsibilities, tilted more toward the operating performance-driven performance shares. Reflecting Applied’s performance-oriented culture, the mix differs from the norm for the Peer Group companies, which tend to place greater emphasis on service-based restricted stock. The awards also reflect the Committee’s subjective judgment that long-term incentive earnings should be paid in shares to build stock ownership and strengthen the alignment with shareholders’ interests.

In determining numbers of performance shares to be targeted and SARs and RSUs to be awarded, the Committee values Applied’s shares based on data provided by Pay Governance. To reduce the impact of short-term stock price volatility, the valuation method uses an average closing share price for over the 90 trading days prior to the grant. The Grants of Plan-Based Awards table on page 45 shows the threshold, target, and maximum payouts for the performance shares, as well as the number of SARs and RSUs awarded to the NEOs.

The following paragraphs describe the executive officers’ 2025 awards, as well as performance for the year under the performance share programs:

•	Stock Appreciation Rights (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

The Committee and management believe SARs are strong performance-based vehicles, as the awards’ value depends on Applied’s stock price growth. Until Applied performs in a manner that is recognized by the stock market and creates gains for shareholders, SARs have no value to executives. The base stock price is the market closing price on the grant date. SARs have a ten-year term and vest 25% on each of the first four anniversaries of the grant date, subject to continuous employment with Applied, thereby promoting executive retention.

The effects of retirement and other events on SARs and the other incentive vehicles are discussed in “Potential Payments upon Termination or Change in Control,” beginning on page 50.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term stock price appreciation. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this objective. Moreover, SARs are less dilutive than stock options, further protecting shareholder interests.

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•	Restricted Stock Units (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

RSUs are grants valued in shares of Applied stock, but shares are not issued to executives until the grants vest on the third anniversary of the award date, assuming continued employment with Applied. The Committee believes cliff vesting is more demanding than typical market practice, but appropriate considering the nature of the award. RSU grants provide for the accrual of dividend equivalents and payment on vesting.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

•	2025-2027 Performance Shares (55% of CEO’s Target Long-Term Incentive Value; 50% for Other NEOs)

Performance shares provide incentives to achieve goals over a three-year period. At the beginning of the three-year period, the Committee sets a target number of shares of Applied stock to be paid to each executive at the end of the period, assuming continued employment and the achievement of target levels of performance. The actual payout is then calculated, relative to the target, based on Applied’s achievement of objective goals during the period.

As a new three-year period begins, the Committee reviews the business plan and market outlook for each year of the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines performance measures and goal ranges at which payouts can be earned for each year; i.e., the goals for each year of a three-year period are established and approved at the start of the three-year period.

Applied’s approach, as opposed to setting goals covering the full three-year period, reduces the risk that a year of over- or under-performance unduly influences payouts for the full three years. As a result, the Committee believes the approach makes it more demanding to achieve maximum performance goals.

The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require executives to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 45 shows the threshold, target, and maximum payouts for performance shares awarded.

Because the payout is measured in shares, the award’s ultimate value depends on both the company’s operating performance and its stock price, motivating executives throughout the performance period with regard to both.

At the start of the 2025-2027 performance period, the Committee, consistent with prior years, set separate goals for each year of the period, with 75% of an award tied to Applied’s EBITDA and 25% to ROA. ROA improvements can be achieved by, among other things, increasing sales and margins, as well as improving working capital management, all of which are important objectives for industrial distributors.

The Committee considered these metrics to be appropriate measures of management’s impact on operating performance and potential shareholders’ returns over a three-year period.

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Each participant can earn one-third of the targeted number of shares for the three-year period each year (or a lessor or greater amount based on performance against the performance objectives set for that year). Shares awarded for achievement during a particular year are then “banked” for distribution at the end of the three-year term and do not affect the banking of shares for the other years (although banked shares are still subject to changes in stock price).

Using individual years’ performance makes achieving maximum (or target) awards for the full three-year period more difficult because results exceeding maximum (or target) goals in any one year do not make up for shortfalls in other years.

The goals for the first year of the 2025-2027 performance period, 2025, were as follows:

EBITDA (weighted 75%)	Under $448.3 million	$448.3 million	$560.4 million	$700.5 million
% of Prorated Portion of Target Share Award for 2024	0%	50%	100%	200%

ROA (weighted 25%)	Under 10.4%	10.4%	13.0%	16.3%
% of Prorated Portion of Target Share Award for 2024	0%	50%	100%	200%

Banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this range after considering Pay Governance’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results between the threshold 50%, 100%, and maximum 200% payout levels.

The performance share terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred.

As a result of the fiscal year 2025 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of 2027, as follows:

2025 Goal	2025 Achievement (1)	Banked Award as % of Target Performance Shares for 2025
EBITDA (weighted 75%)	$550.9 million	95.7%
ROA (weighted 25%)	13.6%	118.2%
		Overall: 101.4%

(1)	Achieved amounts are adjusted to exclude the results of, and acquisition costs related to, Hydradyne.

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Executive Compensation

•	2024-2026 Performance Shares (2025 performance)

As described above, the Committee sets separate goals for each year of a three-year performance share program at the time the program is adopted. So, while 2025 was the first year of the 2025-2027 performance period, it was also the second year of the 2024-2026 performance period and the third year of the 2023-2025 performance period. For the 2024-2026 performance shares, the fiscal year 2025 goals, adopted in August 2023, follow:

EBITDA (weighted 75%)	Under $508 million	$508.0 million	$635.0 million	$794.0 million
% of Prorated Portion of Target Share Award for FY25	0%	50%	100%	200%

ROA (weighted 25%)	Under 11.8%	11.8%	14.8%	18.5%
% of Prorated Portion of Target Share Award for FY25	0%	50%	100%	200%

As a result of fiscal year 2025 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of fiscal year 2026, as follows:

	Fiscal Year 2025 Achievement (1)	Banked Award as % of Target Performance Shares for FY25
EBITDA (weighted 75%)	$550.9 million	66.9%
ROA (weighted 25%)	13.6%	80.0%
		Overall: 70.2%

(1)	Achieved amounts are adjusted to exclude the results of, and acquisition costs related to, Hydradyne.

The award banked for the program’s first year, 2024, as a percentage of target performance shares, was 95.6% of target.

•	2023-2025 Performance Shares (2025 performance)

The goals for the final year of the 2023-2025 performance shares program, adopted in August 2022, follow:

EBITDA (weighted 75%)	Under $427.5 million	$427.5 million	$534.4 million	$668.0 million
% of Prorated Portion of Target Share Award for FY25	0%	50%	100%	200%

ROA (weighted 25%)	Under 10.9%	10.9%	13.6%	17.0%
% of Prorated Portion of Target Share Award for FY25	0%	50%	100%	200%

As a result of 2025 achievements, as adjusted, participants were awarded shares of Applied stock as follows:

	Fiscal Year 2025 Achievement (1)	Banked Award as % of Target Performance Shares for FY25
EBITDA (weighted 75%)	$550.9 million	112.3%
ROA (weighted 25%)	13.6%	100.0%
		Overall: 109.2%

(1)	Achieved amounts are adjusted to exclude the results of, and acquisition costs related to, Hydradyne.

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The awards banked for the program’s first two years, as a percentage of target performance shares, were 163% and 147% of target in each of fiscal years 2023 and 2024. The average payout for the full three-year period was 140% of target.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide benefits comparable to those available at Peer Group and other similarly sized companies. The Committee, with its independent consultant’s assistance, reviews executive-level benefits periodically and compares them with market information, considering executives’ positions and years of service.

•	Qualified savings plan

Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan, or “RSP”) for eligible U.S. employees, including NEOs.

•	Nonqualified deferred compensation plans

The Committee believes that providing competitive supplemental retirement benefits is important for executive recruitment and retention. Statutory limits exist, however, on the value of benefits executives can receive under the Company’s qualified savings plan.

Accordingly, Applied maintains the Key Executive Restoration Plan (the “KERP”), an unfunded, nonqualified deferred compensation plan. To participate in the KERP, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay for the calendar year, minus (ii) the amount of company contributions credited to the participant under the RSP. Account balances are deemed invested in mutual funds selected by the participant from a menu of diverse investment options. Because of the use of incentive pay in the KERP formula, company contributions are tied in part to Applied’s annual performance results.

To be eligible for KERP account credits, participants must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Each NEO participates in the KERP. The Committee set Mr. Schrimsher’s account credit percentage at 10%.

Applied also maintains the Supplemental Defined Contribution Plan, which permits highly compensated U.S. employees to defer portions of their pay and to accumulate nonqualified savings. Applied does not contribute to the plan and participants are not provided above-market or guaranteed returns. We describe the plan, along with the KERP, more fully in “Nonqualified Deferred Compensation,” beginning on page 48.

•	Welfare plans

Applied maintains a contributory health care plan as well as life and disability insurance plans for U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

Applied provides continuation health care coverage, at the employee contribution rate, to executive officers who retire after reaching age 55, with at least ten years’ service, for the 18-month period under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). In addition, when the retiree attains

Applied Industrial Technologies 2025 Proxy Statement	39

Executive Compensation

age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for these benefits. Mr. Schrimsher is the only remaining active eligible executive.

Perquisites and Other Personal Benefits. Applied does not offer perquisites such as company automobiles or allowances, financial planning and tax services, or country club memberships to the NEOs.

Applied provides executive officers five weeks’ vacation per calendar year; other employees get five weeks when they reach 25 years of service. Unused vacation time is forfeited at the end of each calendar year.

Change in Control and Termination Benefits. Upon his hire, Applied and Mr. Schrimsher entered into a CEO-level severance agreement providing termination benefits as described in “Potential Payments upon Termination or Change in Control,” beginning on page 50. Applied does not have employment contracts with the other NEOs, nor does it have an executive severance policy. The Committee retains discretion to determine severance benefits, if any, to be offered to the other NEOs if the Company terminates their employment, other than in the circumstance of a change in control.

The Company has change in control agreements with Messrs. Schrimsher, Wells, and Loring. The arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to an actual or potential change in control are ultimately in the best interests of Applied and its shareholders.

The agreements provide severance benefits if an executive’s employment is terminated by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) and the termination occurs within two years after a change in control. These “double trigger” arrangements are consistent with typical market practices. The executive, in turn, must not compete with Applied for three years following termination (one year under the older agreement). The change in control agreements do not provide for a gross-up for excise taxes. We describe the agreements more fully beginning on page 50 of this proxy statement.

Stock Ownership and Retention Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. Accordingly, we adopted stock ownership guidelines, requiring that executive officers not dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition:

Position	Stock Ownership Guideline
Chief Executive Officer	5x base salary
Other Executive Officers	3x base salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan, and RSUs, but do not include SARs or performance shares.

The guidelines do not require an executive immediately to acquire shares if the executive’s ownership is below the applicable guideline.

40	Applied Industrial Technologies 2025 Proxy Statement

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Until the guideline is achieved, executives must retain net shares received from exercising SARs or the vesting of RSUs or performance shares. “Net shares” are shares that remain after shares are sold or netted to pay withholding taxes.
The value of the active NEOs’ holdings (determined as described above) on June 30, 2025, and their guidelines are shown below:

Name	Value of “Owned” Applied Stock Holdings ($)	Stock Ownership Guideline ($)
N. Schrimsher	34,711,972	4,950,000
D. Wells	6,343,793	1,515,000
W. Hoffner	12,348,033	1,282,500
K. Loring	3,757,396	1,221,000
J. Vasquez	4,649,747	1,155,000
The Committee monitors compliance with the guidelines, interprets them, and must approve exceptions. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others.
Insider Trading Policy
The Board has adopted an Insider Trading Policy. Under this policy, the Company prohibits its insiders (including directors, officers, and other employees with access to material inside information about Applied) from buying or selling our securities when he or she is aware of material, non-public
information about Applied, or information about other public companies which he or she learns as our employee or director, as well as from providing such information to others. These individuals are also prohibited from engaging in:

•	Short sales of Applied’s stock;

•	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock;

•	Transactions that involve hedging Applied’s stock; and

•	Buying Applied stock on margin or pledging Applied stock as collateral for a loan.
Transactions that involve the sale or exchange of Applied stock in exchange for another equity, such as exchange fund transactions, could be viewed as a hedge on Applied stock. As a result, those types of transactions will be reviewed on a case-by-case
basis by the Board, who will review the specific facts of the proposed transaction, together with any applicable stock ownership guidelines, and, if satisfied that the transaction is meant as a portfolio diversification investment rather than a hedge, may approve such a transaction.
The Applied Insider Trading Policy is filed as an exhibit to our most recent Annual Report on Form
10-K.

Applied Industrial Technologies 2025 Proxy Statement	41

Executive Compensation

Clawback Provisions
Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee includes provisions in award terms to claw back compensation under certain circumstances:

•
The Committee may terminate or rescind an award and, if applicable, require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous 12 months (and proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending 12 months following separation from service, the executive competed with Applied or in other circumstances engaged in acts inimical to Applied’s interests.

•
The Committee may require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

•
By accepting or exercising any awards, each participant agrees to abide and be bound by any policies adopted by Applied pursuant to Section 304 of the Sarbanes-Oxley Act of 2022, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not a participant is still employed by or affiliated with Applied.

In addition, in the Committee adopted a recoupment policy intended to comply with Section 10D of the Exchange Act and the NYSE listing standards, which provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement that impacts such performance measures. This policy is filed as an exhibit to our most recent Annual Report on Form
10-K.
Conclusion
The Committee reviews all components of Applied’s executive compensation program. When making decisions regarding any specific component of an executive officer’s compensation, the Committee takes into consideration the other components.
The Committee believes that the executive officers’ compensation is appropriate and that the program’s components are consistent with market standards. The program considers Applied’s performance compared with the Peer Group, and appropriately aligns executive compensation with Applied’s annual and long-term financial results and to long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s compensation program for the foreseeable future.

42	Applied Industrial Technologies 2025 Proxy Statement

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Summary Compensation Table — Fiscal Years 2025, 2024, and 2023
The following table summarizes information, for the years ended June 30, 2025, 2024, and 2023, regarding the compensation of Applied’s CEO, CFO, the three other most highly compensated executive officers at June 30, 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Neil A. Schrimsher President & Chief Executive Officer	2025	801,403	3,162,627	1,175,651	1,173,724	0	204,075	6,517,480
	2024	990,000	2,908,994	1,000,398	1,106,860	0	270,747	6,276,998
	2023	950,000	2,730,568	759,178	1,654,026	0	267,733	6,361,505

David K. Wells Vice President – Chief Financial Officer & Treasurer	2025	463,970	612,085	261,256	373,932	0	51,648	1,762,891
	2024	505,000	562,247	222,280	355,762	0	66,065	1,711,354
	2023	490,000	526,804	169,106	536,040	0	65,715	1,787,665

Warren E. Hoffner Vice President, General Manager – Fluid Power & Flow Control	2025	392,768	374,841	160,000	271,326	0	41,221	1,240,156
	2024	427,500	371,449	146,863	258,142	0	52,207	1,256,161
	2023	415,000	354,408	111,538	384,157	0	52,033	1,317,136

Kurt W. Loring Vice President – Chief Human Resources Officer	2025	373,930	420,774	179,633	236,789	0	37,914	1,249,040
	2024	407,000	397,603	157,179	225,283	0	46,888	1,233,954
	2023	395,000	374,804	118,734	335,173	0	46,751	1,270,462

Jason W. Vasquez Vice President – Sales & Marketing, U.S. Service Centers	2025	404,231	325,018	138,821	269,739	0	38,834	1,176,643
	2024	385,000	325,286	128,601	237,098	0	44,591	1,120,576
	2023	350,000	293,608	93,548	332,388	0	40,379	1,109,923

(1)
Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports on Form
10-K
for those years. The 2025 awards are described in the Compensation Discussion and Analysis beginning at page 23 and the Grants of Plan-Based Awards table at page 45. The amounts reported for 2025 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)
N. Schrimsher	917,062	2,245,565
D. Wells	203,748	408,337
W. Hoffner	124,776	250,066
K. Loring	140,175	280,599
J. Vasquez	108,192	216,827
Performance shares’ grant date fair values assume performance at the target achievement level. If instead it were assumed that the highest level of performance would be achieved, then the values would be twice the amounts reported for the performance shares.

Applied Industrial Technologies 2025 Proxy Statement	43

Executive Compensation

(2)	Amounts shown reflect Management Incentive Plan earnings.

(3)	Amounts in this column for 2025 are totals of the following:

•	Retirement Savings Plan (section 401(k) plan) matching contributions,

•	KERP account credits,

•	Company contributions for executive life insurance, for a $300,000 benefit, and

•	Estimated values of perquisites and other personal benefits.
Amounts relating to the following perquisites and other personal benefits provided to NEOs are included: annual expense related to post-retirement health care coverage for Mr. Schrimsher (the only remaining active executive eligible for this benefit) and company contributions for officer-level accident insurance benefits. No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits in 2025.
The following table itemizes “All Other Compensation” for 2025:

Name	Retirement Savings Plan Contributions ($)	Key Executive Restoration Plan Account Credits ($)	Gross-up Payments ($)	Life Insurance Benefits ($)	Perquisites and Other Personal Benefits ($)
N. Schrimsher	7,073	187,334	0	1,110	8,558
D. Wells	7,575	42,896	0	1,119	58
W. Hoffner	6,413	33,624	0	1,126	58
K. Loring	6,105	30,732	0	1,019	58
J. Vasquez	6,237	31,773	0	766	58

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Executive Compensation

Grants of Plan-Based Awards — Fiscal Year 2025
In fiscal year 2025, the Executive Organization & Compensation Committee awarded the following incentive opportunities and grants under the 2023 Long-Term Performance Plan to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Units (#) (3)

N. Schrimsher	8/13/2024							4,645			917,062
	8/13/2024								15,210	197.43	1,175,651
	08/13/2024 (Perf. Shares)				5,810	11,620	23,240
	8/13/2024 (Management Incentive Plan)	544,500	1,089,000	2,178,000

D. Wells	8/13/2024							1,032			203,748
	8/13/2024								3,380	197.43	261,256
	8/13/2024 (Perf. Shares)				1,057	2,113	4,226
	8/13/2024 (Management Incentive Plan)	176,750	353,500	707,000

W. Hoffner	8/13/2024							632			124,776
	8/13/2024								2,070	197.43	160,000
	8/13/2024 (Perf. Shares)				647	1,294	2,588
	8/13/2024 (Management Incentive Plan)	128,250	256,500	513,000

K. Loring	8/13/2024							710			140,175
	8/13/2024								2,324	197.43	179,633
	8/813/2024 (Perf. Shares)				726	1,452	2,904
	8/13/2024 (Management Incentive Plan)	111,925	223,850	447,700

J. Vasquez	8/13/2024							548			108,192
	8/13/2024								1,796	197.43	138,821
	8/13/2024 (Perf. Shares)				561	1,122	2,244
	8/13/2024 (Management Incentive Plan)	127,500	255,000	510,000

(1)
The 2025 Management Incentive Plan is described in the Compensation Discussion and Analysis beginning at page 23. Payouts under the plan are shown in the column marked
“Non-Equity
Incentive Plan Compensation” in the Summary Compensation Table.

Applied Industrial Technologies 2025 Proxy Statement	45

Executive Compensation

(2)	The 2025-2027 performance shares program is described in the Compensation Discussion and Analysis beginning at page 23.
(3)	RSUs are described in the Compensation Discussion and Analysis at page 36.
(4)	SARs are described in the Compensation Discussion and Analysis at page 35. Their base price is our stock’s closing price on the NYSE on the grant date.
Outstanding Equity Awards at Fiscal
2025 Year-End
The table below presents information about the NEOs’ outstanding SARs, RSUs, and performance shares on June 30, 2025.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/ Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($) (*)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (*)
N. Schrimsher	42,700	0		74.55	8/9/2028
	14,975	0		53.87	8/13/2029
	40,800	0		69.05	8/11/2030
	17,175	5,725	(1)	88.79	8/10/2031
	10,550	10,550	(2)	103.92	8/9/2032
	4,534	13,599	(3)	142.92	8/8/2033
	0	15,210	(4)	197.43	8/13/2034
						7,600	(5)	1,766,620	27,128	(6)	6,305,904
						5,779	(7)	1,343,329	12,913	(8)	3,001,627
						4,645	(9)	1,079,730	11,674	(10)	2,713,621
D. Wells	27,000	0		57.85	6/21/2027
	9,200	0		54.90	8/10/2027
	7,500	0		74.55	8/9/2028
	11,600	0		53.87	8/13/2029
	7,900	0		69.05	8/11/2030
	3,525	1,175	(1)	88.79	8/10/2031
	2,350	2,350	(2)	103.92	8/9/2032
	1,008	3,021	(3)	142.92	8/8/2033
	0	3,380	(4)	197.43	8/13/2034
						1,700	(5)	395,165	4,894	(6)	1,137,610
						1,284	(7)	298,466	2,348	(8)	545,793
						1,032	(9)	239,888	2,123	(10)	493,491
W. Hoffner	0	850	(1)	88.79	8/10/2031
	1,550	1,550	(2)	103.92	8/9/2032
	666	1,996	(3)	142.92	8/8/2033
	0	2,070	(4)	197.43	8/13/2024
						1,100	(5)	255,695	3,031	(6)	704,556
						848	(7)	197,118	1,552	(8)	360,762
						632	(9)	146,908	1,300	(10)	302,185

46	Applied Industrial Technologies 2025 Proxy Statement

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/ Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(*)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(*)
K. Loring	12,100	0		48.19	8/11/2026
	8,000	0		54.90	8/10/2027
	6,200	0		74.55	8/9/2028
	9,300	0		53.87	8/13/2029
	6,300	0		69.05	8/11/2030
	2,700	900	(1)	88.79	8/10/2031
	1,650	1,650	(2)	103.92	8/9/2032
	713	2,136	(3)	142.92	8/8/2033
	0	2,324	(4)	197.43	8/13/2034
						1,200	(5)	278,940	3,497	(6)	812,878
						908	(7)	211,065	1,661	(8)	386,099
						710	(9)	165,040	1,459	(10)	339,145
J. Vasquez	15,400	0		53.87	8/13/2029
	2,025	675	(1)	88.79	8/10/2031
	1,300	1,300	(2)	103.92	8/9/2032
	583	1,748	(3)	142.92	8/8/2033
	0	1,796	(4)	197.43	8/13/2034
						900	(5)	209,205	2,797	(6)	650,163
						743	(7)	172,710	1,359	(8)	315,900
						548	(9)	127,383	1,127	(10)	261,971

(1)	These SARs vested on August 10, 2025.
(2)	Half of these SARs vested on August 9,2025. The remaining SARs vest on August 9, 2026.
(3)	One third of these SARs vested on August 8, 2025. The remaining SARs vest in equal increments on August 8, 2026 and 2027.
(4)	One quarter of these SARs vested on August 13, 2025. The remaining SARs vest in equal increments on August 13, 2026, 2027, and 2028.
(5)	These RSUs vested on August 9, 2025.
(6)
These awards are the 2023-2025 performance shares described in the Compensation Discussion and Analysis at page 38. The performance period ended on June 30, 2025, and performance for the final year was certified on August 12, 2025.

(7)	These RSUs vest on August 8, 2026.
(8)
These awards are the 2024-2026 performance shares described in the Compensation Discussion and Analysis at page 38. The performance period ends on June 30, 2026. The amounts shown include performance shares banked for 2024 and 2025, and targeted for 2026.

(9)	These RSUs vest on August 13, 2027.
(10)
These awards are the 2025-2027 performance shares described in the Compensation Discussion and Analysis at page 36. The performance period ends on June 30, 2027. The amounts shown include performance shares banked for 2025 and targeted for 2026 and 2027.

(*)	Based on a June 30, 2025 closing price.

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Option Exercises and Stock Vested — Fiscal Year 2025
The following table shows the value realized in fiscal year 2025 by the NEOs on the exercise of SARs and the vesting of RSUs and banked performance shares.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N. Schrimsher	0	0	46,193	10,737,563
D. Wells	0	0	8,261	1,920,269
W. Hoffner	2,325	299,583	7,731	1,797,071
K. Loring	11,000	1,865,490	8,317	1,933,287
J. Vasquez	10,000	1,914,500	6,459	1,501,395
2025 Policies and Practices Related to the Grant of Certain Equity Awards
At each August meeting, it is the Committee’s long-standing practice to review Applied’s results for the previous fiscal year, review the Company’s financial plan and strategy for the upcoming fiscal year, and based on those reviews approve the granting of equity awards for the upcoming fiscal year. The grant date for those equity awards is always the date of the August meeting, which date is generally set two to three years in advance. It is the Committee’s belief that maintaining a consistent grant practice, based on a date that is set multiple years in advance, is in the best interests of the Company.
As required pursuant to Item 402(x) of Regulation
S-K,
the following table shows the number of SARs issued for fiscal year 2025.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price
of the Securities Underlying the Award
Between the Trading Day Ending Immediately
Prior to the Disclosure of Material Nonpublic
Information and the Trading Day Beginning
Immediately Following the Disclosure of
Material Nonpublic Information

N. Schrimsher	08/13/2024	15,210	197.43	77.29	0.6%
D. Wells	08/13/2024	3,380	197.43	77.29	0.6%
W. Hoffner	08/13/2024	2,070	197.43	77.29	0.6%
K. Loring	08/13/2024	2,324	197.43	77.29	0.6%
J. Vasquez	08/13/2024	1,796	197.43	77.29	0.6%
Nonqualified Deferred Compensation
Applied maintains two nonqualified, unfunded defined contribution plans for key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan (“RSP”) are subject to certain Internal Revenue Code (“Code”) limitations.
Key Executive Restoration Plan (“KERP”)
The KERP is an unfunded, nonqualified deferred compensation plan. To participate, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay minus (ii) the amount of company contributions credited to the participant under the RSP for the calendar year.

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To be eligible for KERP account credits, participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the applicable Code contribution limit and must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Account balances are deemed invested in mutual funds the participant selects from among diverse investment options.

Each NEO participates in the KERP. The Committee has set Mr. Schrimsher’s account credit percentage at 10%.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the RSP due to Code limitations. Applied does not contribute to the plan.

Participants are always vested in their deferrals. Account balances are deemed invested in mutual funds the participant selects from a menu of diverse investment options.

Participants may receive distributions in a lump sum or in installments, as specified in the deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A.

Messrs. Schrimsher, Wells, and Loring have plan accounts and all except Mr. Wells made deferrals into the plan in fiscal year 2025.

Nonqualified Deferred Compensation — Fiscal Year 2025

The following table presents contributions, earnings, distributions, and balance information for the NEOs’ Key Executive Restoration Plan and Supplemental Defined Contribution Plan accounts for fiscal year 2025.

Name and Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
N. Schrimsher
Key Executive Restoration Plan	0	187,334	408,181	0	4,158,411
Supplemental Defined Contribution Plan	414,833	0	952,341	0	8,406,835
D. Wells
Key Executive Restoration Plan	0	42,896	38,416	0	397,156
Supplemental Defined Contribution Plan	0	0	29,427	0	252,698
W. Hoffner
Key Executive Restoration Plan	0	33,624	59,086	0	491,777
K. Loring
Key Executive Restoration Plan	0	30,732	51,344	0	443,164
Supplemental Defined Contribution Plan	76,540	0	63,067	0	630,933
J. Vasquez
Key Executive Restoration Plan	0	31,773	11,319	0	117,545

(1)

Key Executive Restoration Plan credits are shown net of withholding for certain taxes. The gross amounts are shown as a component of “All Other Compensation” in note (3) to the Summary Compensation Table on page 44.

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Executive Compensation

(2)	Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of notional investment results.
(3)

Amounts in this column include the following amounts that have been reported in the “Summary Compensation Table” for the years 2023-2025 as follows: Mr. Schrimsher $687,081, Mr. Wells $150,252, Mr. Hoffner $117,784, Mr. Loring $101,084, and Mr. Vasquez $106,320.

Potential Payments upon Termination or Change in Control

The summaries and tables in this section describe compensation and benefits that would have been payable to the NEOs on June 30, 2025, if, as of that date, there had occurred

•	A termination of the executive’s employment with Applied prior to a change in control,

•	A termination of employment due to death, disability, or retirement,

•	A change in control of Applied, or

•	A termination of employment following a change in control.

Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Payments in the Event of a Termination

Except for Mr. Schrimsher, Applied does not have a formal severance arrangement that provides payments to the NEOs if termination of employment occurs (other than in the circumstance of a change in control or because of death, disability, or retirement). The Board and its Executive Organization & Compensation Committee retain discretion to determine severance benefits, if any, to be offered.

Upon his hire, Applied and Mr. Schrimsher entered into an executive severance agreement providing that, if his service with Applied were terminated within a year of the agreement effective date by Applied “without cause” or by him “for good cause” (as each term is defined in the agreement), he would be entitled to severance in an amount equal to his base salary plus target annual incentive pay for a period running from his termination date to the second anniversary of the agreement effective date. He would not, however, be entitled to payment under the executive severance agreement if he received payment under his change in control agreement. The executive severance agreement automatically renews annually (as it did in October 2024) unless Applied elects not to renew it prior to expiration of the then-current term.

Regardless of reason, if an NEO’s employment terminates (other than in the circumstance of a change in control or because of death, disability, or retirement) prior to the end of a vesting or performance period, then the following will occur:

•	Awards under an annual cash incentive plan are forfeited, except as noted above under Mr. Schrimsher’s executive severance agreement.

•	Performance shares, RSUs, and unvested SARs are forfeited.

•	Unvested KERP account balances are forfeited.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

50	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

Payments in the Event of Death, Disability, or Retirement

If an NEO’s employment terminates because of death, disability, or retirement (other than following a change in control), then the following will occur:

•

Awards under an annual cash incentive plan are payable pro rata at the end of the performance period based on the portion of the period during which the executive worked and the actual achievement of performance targets.

•

Performance shares are payable at the end of the performance period based on the portion of the period during which the executive worked and tied to actual performance. Effective with performance shares awarded in fiscal year 2023 (granted in August 2022), if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of retirement, then those performance shares that are in the second or third year of a term will be fully payable, but those in the first of the year of a term will be forfeited. Mr. Schrimsher is the only individual that met this 60/10 requirement as of June 30, 2025.

•

RSUs are payable pro rata, pegged to the portion of the three-year term during which the executive worked. Effective with RSUs awarded in fiscal year 2023 (granted in August 2022), if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of retirement, then those RSUs that are in the second or third year of a term will be fully payable, but those in the first of the year of the term will be forfeited. Mr. Schrimsher is the only individual that met this 60/10 requirement as of June 30, 2025.

•

In the event of death or disability, SARs that have not yet vested will vest, but the term for the outstanding SARs is truncated to one year. Prior to the 2023 fiscal year (SARs are the only award type that have unvested awards issued prior to the 2023 fiscal year), if an executive retires after attaining the age 55, with ten years of employment with Applied, SARs that have not yet vested will vest, but the term for the outstanding SARs is truncated to three years. Effective with SARs awarded in fiscal year 2023 (granted in August 2022), if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of retirement, then those SARs that are in the first year of a term will be forfeited, but the others will vest and the term is not truncated. Mr. Schrimsher is the only individual that met this 60/10 requirement as of June 30, 2025.

•

Unvested KERP account balances vest in the event of death, disability, or attainment of age 65. Accounts are also credited for the portion of the calendar year worked in the event of death, disability, or retirement after attaining age 55 with at least ten years of employment with Applied.

•

In 2013, the committee closed Applied’s then-existing retiree health care program to new executive officers. Among active officers, only Mr. Schrimsher remains eligible. Under the then-existing retiree health care program, upon retirement after attaining age 55 with at least ten years of service or termination due to disability after reaching age 55, Applied provides continuation health care coverage, at the active employee premium rate, for the 18-month COBRA period. In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of a Change in Control

Change in Control Agreements. The Company has change in control agreements with Messrs. Schrimsher, Wells, and Loring.

Applied Industrial Technologies 2025 Proxy Statement	51

Executive Compensation

The agreements obligate Applied to provide severance benefits to an executive who incurs a separation from service effected either by the executive for “good reason” or by Applied “without cause” if the separation occurs within two years after a change in control. The executive, in turn, is required not to compete with Applied for three years following the separation and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under a change in control agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement (as each term is defined in the executive’s agreement).

The compensation and principal benefits to be provided under the outstanding agreements with the NEOs follow:

•

A lump sum severance payment equal to three times (for Mr. Schrimsher) and one and one-half times (for Messrs. Wells and Loring) the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination (Mr. Schrimsher’s agreement also entitles him to a prorated target annual incentive payment for the year in which termination occurs),

•

A cash payment for vested, unexercised SARs (including any SARs that become exercisable under the terms of their award agreements as discussed below), equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date (which, for purposes of calculating the amounts in the following tables, was $232.72 on June 30, 2025), and (ii) the highest price paid for common stock in connection with the change in control,

•

Continued participation in certain employee benefit plans, programs, and arrangements, or equivalent benefits for three years (for Mr. Schrimsher) and one and one-half years (for Messrs. Wells and Loring) after termination at the levels in effect immediately before termination, and

•	Outplacement services.

The agreements do not include gross-up payments to pay any required “parachute” excise tax. Instead, the agreements provide that if the executive’s change in control payment would be subject to the excise tax, then the payment will be reduced as necessary to avoid application of the excise tax.

“Change in control” is generally defined as follows:

•

A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

•	Acquisition of beneficial ownership by a person of 30% or more of Applied’s then-outstanding common stock, or

•

One half or more of the members of the Board being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

•	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

52	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

•	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

•	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

•	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

2023 Long-Term Performance Plan. The 2023 Long-Term Performance Plan and its predecessor, the 2019 Long-Term Performance Plan, provide that if an executive officer incurs a separation from service effected either by Applied without “cause” or by the officer for “good reason” (as each term is defined in the plan) within one year following a change in control, then unvested SARs become exercisable (as of the date immediately prior to the date of a separation from service) and awards under a cash incentive plan become earned at the target amount. In addition, under the same circumstances, pursuant to the award terms and conditions, RSUs will vest in full, and performance shares will be payable at the target amount on a pro rata basis pegged to the separation’s timing in the three-year performance period. These provisions may be omitted in specific award terms and conditions.

Key Executive Restoration Plan. If a KERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within one year after a change in control, unvested balances in the participant’s account will vest.

Quantitative Disclosure. The following tables assume a termination or change in control occurred on June 30, 2025, and Applied’s stock price for all calculations is $232.45, which is the closing price on the NYSE on June 30, 2025. The tables include amounts earned through that time and estimates of amounts that would be paid on the occurrence of the events shown. The actual amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to salaried employees on a nondiscriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event, and not contingent on the event’s occurrence, are not reflected in the tables.

Neil A. Schrimsher, President & Chief Executive Officer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination Without Cause or for Good Reason Following Change in Control ($)	Death ($)	Termination due to Disability ($)
Base Salary	1,288,356	0	2,970,000	0	0
Management Incentive Plan	1,417,192	0	3,267,000	0	0
Performance Shares	0	9,307,530	9,091,352	9,091,352	9,091,352
SARs	0	1,906,311	24,288,655	2,039,475	2,039,475
RSUs	0	3,109,949	4,189,679	3,022,082	3,022,082
KERP (2)	0	187,334	0	187,334	187,334
Health Care Benefits	0	42,439	84,879	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	300,000		*
Outplacement Services	0	0	25,000	0	0
Total	2,705,548	14,553,564	43,916,564	14,640,243	14,340,243	*

(1)	See page 51 of this proxy statement for a discussion of “retirement” under each type of benefit.

Applied Industrial Technologies 2025 Proxy Statement	53

Executive Compensation

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

David K. Wells, Vice President – Chief Financial Officer & Treasurer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination Without Cause or for Good Reason Following Change in Control ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	757,500	0	0
Management Incentive Plan	0	0	530,250	0	0
Performance Shares	0	0	1,644,351	1,644,351	1,644,351
SARs	0	0	12,674,277	439,594	439,594
RSUs	0	0	933,519	674,105	674,105
KERP (2)	0	0	0	42,896	42,896
Health Care Benefits	0	0	22,541	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	300,000		*
Outplacement Services	0	0	25,000	0	0
Total	0	0	16,587,439	3,100,947	2,800,947	*

(1)	See page 51 of this proxy statement for a discussion of “retirement” under each type of benefit.
(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Warren E. Hoffner, Vice President, General Manager – Fluid Power & Flow Control

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination Without Cause or for Good Reason Following Change in Control ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	0
Management Incentive Plan	0	0	0	0	0
Performance Shares	0	1,106,927	0	1,106,927	1,106,927
SARs	0	299,427	0	299,427	299,427
RSUs	0	436,076	0	436,076	436,076
KERP (2)	0	33,624	0	33,624	33,624
Life/Disability Insurance Proceeds (3)	0	0	0	300,000		*
Total	0	1,876,054	0	2,176,054	1,876,054	*

(1)	See page 51 of this proxy statement for a discussion of “retirement” under each type of benefit.

54	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Kurt W. Loring, Vice President – Chief Human Resources Officer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination Without Cause or for Good Reason Following Change in Control ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	610,500	0	0
Management Incentive Plan	0	0	335,775	0	0
Performance Shares	0	1,167,829	1,167,829	1,167,829	1,167,829
SARs	0	319,446	8,611,495	319,446	319,446
RSUs	0	474,663	655,044	474,663	474,663
KERP (2)	0	30,732	0	30,732	30,732
Health Care Benefits	0	0	42,439	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	300,000		*
Outplacement Services	0	0	25,000	0	0
Total	0	1,992,669	11,448,082	2,292,669	1,992,669	*

(1)	See page 51 of this proxy statement for a discussion of “retirement” under each type of benefit.
(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Jason W. Vasquez, Vice President – Sales & Marketing, U.S. Service Centers

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination Without Cause or for Good Reason Following Change in Control ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	0
Management Incentive Plan	0	0	0	0	0
Performance Shares	0	0	0	935,379	935,379
SARs	0	0	0	248,413	248,413
RSUs	0	0	0	366,806	366,806
KERP (2)	0	0	0	31,773	31,773
Life/Disability Insurance Proceeds (3)	0	0	0	300,000		*
Total	0	0	0	1,882,371	1,582,371

(1)	See page 51 of this proxy statement for a discussion of “retirement” under each type of benefit.

Applied Industrial Technologies 2025 Proxy Statement	55

Executive Compensation

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

CEO Pay Ratio Disclosure

As permitted by SEC rules, we are continuing to utilize the median employee identified in our disclosure last year for this year’s financial reporting. We do not believe that our employee population or employee compensation arrangements have changed in such a manner that would result in a significant change to our pay ratio. The employee used previously retains the same position and our employee population income distribution generally remains the same.

We calculated total compensation for the median associate and the CEO for fiscal year 2025 based on the compensation elements required for inclusion in the Summary Compensation Table on page 43, except for also incorporating the estimated company cost of certain Applied-provided basic health and welfare benefits. As a result, the CEO’s total compensation for purposes of this calculation differs from that described in the Summary Compensation Table by the amount of these benefits.

The median associate’s estimated total compensation for fiscal year 2025 was $88,681(including estimated health and welfare benefits of $17,494) and the CEO’s total compensation for purposes of the ratio was $6,556,788. The ratio of CEO pay to median associate pay is 74:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the method described above. The rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methods and apply various assumptions, which may result in significant differences in the results reported. Accordingly, the pay ratios reported by other companies may not be comparable to the pay ratio we report above.

56	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

Pay Versus Performance Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the NEOs or how the Executive Organization & Compensation Committee evaluates the execution of its pay for performance philosophy and compensation decisions in light of Applied’s or any individual’s performance. For discussion of how the Executive Organization & Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 23.
The following tables and related disclosures provide information concerning (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO
Named Executive Officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 43, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

	Summary Compensation Table (SCT) Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1, 2)	Average SCT Total for Other NEOs ($) (1)	Average Compensation Actually Paid to Other NEOs ($) (1, 2)	Value of Initial Fixed $100 Investment Based On:			Adjusted EBITDA ($) (5)
Year					Company TSR ($)	Peer Group TSR ($) (3)	Net Income ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	6,517,480	9,689,937	1,357,183	1,820,792	394.04	258.89	392,988	562,059
2024	6,276,998	13,971,455	1,330,511	2,461,405	326.62	220.38	385,762	553,315
2023	6,361,505	17,661,702	1,383,353	2,666,450	241.87	185.01	346,739	524,421
2022	5,840,834	8,823,200	1,353,747	1,776,726	158.89	129.96	257,414	408,949
2021	6,084,592	11,107,443	1,412,320	2,139,081	148.43	134.03	144,757	310,121

(1)	Neil A. Schrimsher was our PEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below:
(i)	2025 and 2024 – David K. Wells, Warren E. Hoffner, Kurt W. Loring, and Jason W. Vasquez
(ii	2023 – David K. Wells, Warren E. Hoffner, Kurt W. Loring, Jason W. Vasquez, and Fred D. Bauer.
(ii)	2022 and 2021 – David K. Wells, Fred D. Bauer, Warren E. Hoffner, and Kurt W. Loring.
(2)
The tables below show the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO and our Other NEOs. These amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v).

PEO SCT Total to CAP Reconciliation

Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)
		(i)	(ii)
2025	6,517,480	4,338,278	7,510,735	9,689,937
2024	6,276,998	3,909,392	11,603,849	13,971,455
2023	6,361,505	3,489,746	14,789,943	17,661,702
2022	5,840,834	2,998,444	5,980,810	8,823,200
2021	6,084,592	3,351,101	8,373,952	11,107,443

(i)	Represents the grant-date fair value of equity-based awards granted in each fiscal year presented, as shown in the “Stock Awards” and “Option Awards” columns of the SCT.
(ii)	Represents the value of equity calculated in accordance with Item 402(v) for each fiscal year presented.

Applied Industrial Technologies 2025 Proxy Statement	57

Executive Compensation

  Average
Non-PEO
NEOs SCT Total to CAP Reconciliation

Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)
		(i)	(ii)
2025	1,357,183	618,107	1,081,716	1,820,792
2024	1,330,511	577,877	1,708,771	2,461,405
2023	1,383,353	505,217	1,788,314	2,666,450
2022	1,353,747	453,345	876,324	1,776,726
2021	1,412,320	497,352	1,224,113	2,139,081

(i)	Represents the grant-date fair value of equity-based awards granted in each fiscal year presented, as shown in the “Stock Awards” and “Option Awards” columns of the SCT.
(ii)	Represents the value of equity calculated in accordance with Item 402(v) for each fiscal year presented.
(3)
The peer group used in this disclosure is the Dow Jones US Industrial Suppliers Index (Peer Group), which is the same peer group used in Applied’s performance graph disclosed pursuant to Item 201(e) of Regulation
S-K
under the 1934 Act.

(4)	Net Income as reported in Applied’s Consolidated Statements of Income included in our Form 10-K.
(5)
Adjusted EBITDA for incentive programs, our company-selected measure, is the non-GAAP
financial performance measure from the tabular list of 2025 Most Important Performance Measures below which, in Applied’s assessment, is the most important performance measure for 2025 not otherwise included in the table above.

The amounts in the “Additions to SCT Total” in the tables above are derived from the amounts set forth in the following tables:
PEO Equity Award Detail

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	5,148,018	2,303,934	0	301,267	(274,932)	32,448	7,510,735
2024	5,259,141	6,128,124	0	196,491	(30,157)	50,250	11,603,849
2023	5,594,983	8,560,805	0	634,155	0	0	14,789,943
2022	3,839,482	2,207,750	0	(81,162)	0	14,740	5,980,810
2021	6,070,046	2,338,732	0	420,550	(481,246)	25,870	8,373,952

58	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

Non-PEO
NEO Equity Award Detail

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	733,828	336,029	0	43,550	(36,787)	5,096	1,081,716
2024	779,623	907,146	0	19,923	(4,052)	6,131	1,708,771
2023	685,721	1,032,853	23,748	88,912	(42,920)	0	1,788,314
2022	575,457	311,053	0	(12,598)	0	2,412	876,324
2021	881,992	345,877	0	62,611	(70,462)	4,095	1,224,113
Required Tabular Disclosure of Most Important Financial Performance Measures to Determine 2025 Compensation Actually Paid
The following table presents the financial performance measures that we consider to have been the most important in linking CAP to our PEO and Other NEO for 2025 to performance, as further described in the Compensation Discussion and Analysis in the sections entitled “Annual Incentive Pay” and “Long-Term Incentives.” The measures in this table are not ranked.

2025 Most Important Performance Measures
Net Income
Adjusted EBITDA
Average Working Capital as a Percentage of Sales
ROA

Applied Industrial Technologies 2025 Proxy Statement	59

Executive Compensation

Relationship Between Compensation Actually Paid and Performance
The graphs below show (i) the relationship between Applied’s TSR and that of Peer Group, and (ii) the relationship of CAP to our PEO and Other NEOs to (a) Applied’s TSR; (b) Applied’s Net Income; and (c) Applied’s Adjusted EBITDA.
TSR: Company versus Peer Group
–
The Company’s five-year cumulative TSR compared to the five-year cumulative TSR of the Peer Group:

CAP versus TSR
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the four-year TSR values for the Company and the Peer Group:

60	Applied Industrial Technologies 2025 Proxy Statement

Executive Compensation

CAP versus Company Net Income
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the Company’s Net Income:

CAP versus Company Adjusted EBITDA
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the Company’s Adjusted EBITDA:

Applied Industrial Technologies 2025 Proxy Statement	61

Executive Compensation

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE

Joe A. Raver, Chair

Robert J. Pagano, Jr.

Vincent K. Petrella

Peter C. Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Raver, Pagano, Petrella, and Wallace served as members of our Executive Organization & Compensation Committee during our 2025 fiscal year. None of them served as one of our officers or employees during that time or in the past. None of our directors served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

None of the members of our Executive Organization & Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

62	Applied Industrial Technologies 2025 Proxy Statement

Vote to Approve Executive Compensation

ITEM 2: ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that provides shareholders the opportunity to approve the NEOs’ compensation as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. We hold this vote annually, which was our shareholders’ preference as expressed at the 2023 annual meeting.

The vote is intended to solicit an overall assessment of our program rather than to focus on specific compensation items. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and take the vote’s outcome into account when considering executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards. We are pleased to have earned the shareholders’ approval in 2024, with 96% of the shares cast voting in favor, indicating strong support for our program.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of elements including base salary, annual incentives, and long-term incentives in the form of performance shares to reward sustained financial results, SARs to reward stock price appreciation, and RSUs tied to service to help retain executives. Overall, the Company targets pay to be in the range of market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

•	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

•	Compensation tied to incentives made up a majority of the fiscal year 2025 targeted pay of our NEOs.

•	Approximately half (55% for Mr. Schrimsher) of the value of long-term incentives awarded to NEOs in fiscal year 2025 is tied to achievement of performance goals.

•	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

•

Annual incentive pay includes a component based on the Executive Organization & Compensation Committee’s subjective evaluation of a participant’s individual performance during the year, considering performance relative to strategic objectives.

The program is aligned with long-term value creation and shareholders’ interests.

•	Long-term incentives awarded in fiscal year 2025 averaged 66% for Mr. Schrimsher and 44% for all other NEOs of the NEOs’ targeted pay.

•	All long-term incentives are equity-based; their ultimate value depends on the value of our stock.

•	RSU awards have three-year cliff vesting, which we believe is more demanding than typical market practice.

•	Until executives achieve their stock ownership guidelines, they are required to retain net shares received from the exercise of SARs or the vesting of RSUs or performance shares.

•	We prohibit executives from hedging or pledging their company shareholdings.

Applied Industrial Technologies 2025 Proxy Statement	63

Vote to Approve Executive Compensation

Applied’s executive benefits are aligned with shareholders’ interests and best practices.

•

Over a decade ago the Executive Organization & Compensation Committee froze participation in a defined benefit SERP and stopped accruing additional benefits, by virtue of years of service and compensation levels, for existing participants. A more modest defined contribution plan was adopted as a replacement.

•

Our NEOs are not provided perquisites such as company automobiles or allowances, country club memberships, financial planning and tax return preparation services, and annual physical examinations. In 2013, the committee closed the retiree health care program to new executive officers; among active officers, only Mr. Schrimsher remains eligible.

•

The Company has change in control agreements with three NEOs. The agreements have “double triggers,” meaning they provide benefits only if employment is terminated under certain circumstances following a change in control, as described in “Potential Payments upon Termination or Change in Control” beginning on page 50. This double trigger also applies to the vesting of unvested equity awards. The agreements do not include a gross-up for excise taxes.

Applied has adopted best practices to govern the program and to mitigate risk taking.

•	The Board holds an annual shareholder advisory vote to approve Applied’s executive compensation, aligned with our shareholders’ preference.

•

The Executive Organization & Compensation Committee uses an independent specialist adviser that provided no other services to Applied during the year. The committee annually assesses the independence of the adviser’s representative.

•	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

•	Annually, the committee reviews management’s assessment of risks arising from Applied’s compensation policies and practices.

•	Analytical tools such as tally sheets and share retention analyses keep the committee abreast of executives’ total compensation and equity holdings.

•	The committee maintains consistency in the time of year it grants equity awards.

•	Applied’s incentive plans have limits on payouts or shares that can be earned.

•

Applied includes clawback provisions in its incentive award terms, including mandatory recovery from executives of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement that impacts such performance measures.

We believe our program has been effective, consistent with its primary objectives, as demonstrated when one examines the program’s alignment with Applied’s recent financial results.

The Board asks that, after considering the information above, the “Compensation Discussion and Analysis,” and the compensation tables and related narrative discussion, you vote for the following advisory resolution:

RESOLVED, that Applied’s shareholders approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

64	Applied Industrial Technologies 2025 Proxy Statement

Vote to Approve Executive Compensation

This advisory resolution will be approved if it receives the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote on this item. The Board and its Executive Organization & Compensation Committee will review the voting results and consider them in making future executive compensation decisions.

The Board of Directors recommends you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

Applied Industrial Technologies 2025 Proxy Statement	65

Vote to Ratify Appointment of Independent Auditors

ITEM 3: VOTE TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2025. The committee made the appointment after evaluating the firm and its performance, as well as the potential impact of changing auditors. Deloitte has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their related entities billed the following fees, including expenses, to Applied for fiscal years 2025 and 2024:

Type of Fees	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)
Audit Fees	2,559,895	2,374,133
Audit-Related Fees	19,710	56,634
Tax Fees	383,945	347,988
All Other Fees	4,093	4,093

Audit-Related Fees in fiscal year 2025 included amounts for other agreed on procedures and fiscal year 2024 included amounts for debt compliance reports and other agreed on procedures.

Tax Fees in fiscal year 2025 were for tax compliance and return preparation ($243,146) and consulting ($140,799) and in fiscal year 2024 were for tax compliance and return preparation ($175,010) and consulting ($172,978).

All Other Fees in fiscal years 2025 and 2024 reflect charges for an annual subscription to an accounting research tool.

The Audit Committee pre-approves services performed by the independent auditors in an effort to ensure that the provision of the services to Applied, and the related fees, do not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, services exceeding pre-approved cost levels require additional committee approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, at each regular meeting, reports summarizing services provided by the auditors. The Audit Committee has approved all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

Unless otherwise indicated, the accompanying proxy will be voted to ratify Deloitte’s appointment. Ratification requires the affirmative vote of a majority of shares of common stock present or represented and entitled to vote on this item. If Deloitte withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect a Deloitte representative to attend the meeting and be available to respond to appropriate questions.

The Board and its Audit Committee will review the voting results and consider them in making future independent auditor appointment decisions.

The Board of Directors recommends you vote FOR ratifying

the appointment of the independent auditors.

66	Applied Industrial Technologies 2025 Proxy Statement

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

(as of June 30, 2025)

The following table shows information regarding the number of shares of common stock that may be issued pursuant to equity compensation plans or arrangements of Applied as of June 30, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	709,653	97.47	*
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	709,653	97.47	*

*

The 2023 Long-Term Performance Plan was adopted in October 2023 to replace the 2019 Long-Term Performance Plan and, similarly, the 2019 Long-Term Performance Plan replaced the 2015 Long-Term Performance Plan and the 2015 Long-Term Performance Plan replaced the 2011 Long-Term Performance Plan. Stock options, stock appreciation rights, and other awards remain outstanding under the 2011, 2015 and 2019 plans, but no new awards are made under those plans. The aggregate number of shares that remained available for awards under the 2023 Long-Term Performance Plan on June 30, 2025 was 1,459,777.

Applied Industrial Technologies 2025 Proxy Statement	67

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com. The committee’s responsibilities are summarized at page 16 of this proxy statement.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2025, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche LLP. The committee also discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The independent auditors also provided to the committee the letter and written disclosures required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte their independence and considered whether their provision of non-audit services to Applied, and the related fees, are compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2025 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Vincent K. Petrella, Chair

Madhuri A. Andrews

Shelly M. Chadwick

Mary Dean Hall

Robert J. Pagano, Jr.

Richard J. Simoncic

DELINQUENT SECTION 16(a) REPORTS

Applied’s officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from officers and directors, we believe that during the fiscal year ended June 30, 2025, all filing requirements were satisfied on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINEE SUBMISSIONS FOR 2026 ANNUAL MEETING

Shareholders’ proposals made pursuant to Rule 14a-8 under the Exchange Act for inclusion in our 2026 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 13, 2026. In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a

68	Applied Industrial Technologies 2025 Proxy Statement

Householding Information

shareholder intended to be presented at the 2026 annual meeting is received by us after July 27, 2026 (or, if the date of the 2026 annual meeting is more than 30 days before or after the date of the 2025 annual meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2026 annual meeting.

Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Additionally, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2026 annual meeting in support of director nominees other than the Board’s recommended nominees must provide notice to Applied that sets forth the information required by Rule 14a-19 under the Exchange Act. In either case, the notice must be provided by August 22, 2026.

HOUSEHOLDING INFORMATION

Only one set of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single set of the proxy statement and annual report was delivered wishes to receive a separate copy of either, the shareholder should contact Applied’s registrar, Computershare Trust Company, N.A., by calling 1-800-988-5291 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy promptly on request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of the documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors,

Jon S. Ploetz

Vice President-General Counsel & Secretary

September 10, 2025

Applied Industrial Technologies 2025 Proxy Statement	69

Other

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Please consider receiving future Applied proxy notifications in electronic form rather than in print!

While voting via the Internet, simply provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone company. The material is available at: www.applied.com/access-proxy.

70	Applied Industrial Technologies 2025 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 pm, EDT, on October 20, 2025 (October 16, 2025 for Retirement Savings Plan Participants) Online Go to www.investorvote.com/AIT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AIT Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy/Instruction Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of Directors: 01- Mary Dean Hall For Withhold 02—Joe A. Raver For Withhold 03—Richard J. Simoncic For Withhold 2. Say on Pay — To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers. For Against Abstain 3. Ratification of the Audit Committee’s appointment of independent auditors. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 PCF + 046N1B

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail. Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AIT VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Instruction Card for Applied Industrial Technologies, Inc. Proxy Solicited on Behalf of the Board of Directors The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 21, 2025, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side. When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees, FOR Proposal 2, and FOR Proposal 3. NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees, FOR Proposal 2, and FOR Proposal 3. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE. SEE REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy/Instruction Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3. 01 . Election of Directors: For Withhold For Withhold For Withhold 01—Mary Dean Hall 02—Joe A. Raver 03—Richard J. Simoncic For Against Abstain For Against Abstain 2. Say on Pay — To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers. 3. Ratification of the Audit Committee’s appointment of independent auditors. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 046N2A

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET! Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail. Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Instruction Card for Applied Industrial Technologies, Inc. Proxy Solicited on Behalf of the Board of Directors The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 21, 2025, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side. When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees, FOR Proposal 2, and FOR Proposal 3. NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees, FOR Proposal 2, and FOR Proposal 3. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE. SEE REVERSE SIDE